                                                                    Exhibit 99.1

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                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION


                                     among:

                            APPLIED MATERIALS, INC.,
                             a Delaware corporation;


                       PENNSYLVANIA ACQUISITION SUB, INC.,
                           a Delaware corporation; and


                                CONSILIUM, INC.,
                             a Delaware corporation



                           ---------------------------

                          Dated as of October 12, 1998

                           ---------------------------




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

                                TABLE OF CONTENTS

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SECTION 1. DESCRIPTION OF TRANSACTION........................................................1

        1.1    Merger of Merger Sub into the Company.........................................1

        1.2    Effect of the Merger..........................................................1

        1.3    Closing; Effective Time.......................................................2

        1.4    Certificate of Incorporation and Bylaws; Directors and Officers...............2

        1.5    Conversion of Shares..........................................................2

        1.6    Closing of the Company's Transfer Books.......................................4

        1.7    Exchange of Certificates......................................................4

        1.8    Preferred Stock...............................................................6

        1.9    Warrants......................................................................7

        1.10   Appraisal Rights..............................................................8

        1.11   Tax Consequences..............................................................8

        1.12   Accounting Consequences.......................................................9

        1.13   Further Action................................................................9

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.....................................9

        2.2    Certificate of Incorporation and Bylaws.......................................9

        2.3    Capitalization, Etc..........................................................10

        2.4    SEC Filings; Financial Statements............................................11

        2.5    Absence of Changes...........................................................12

        2.6    Title to Assets..............................................................15

        2.7    Receivables; Customers.......................................................15

        2.8    Real Property; Leasehold.....................................................15

        2.9    Intellectual Property........................................................16

        2.10   Contracts....................................................................21

        2.11   Sale of Products; Performance of Services....................................24

        2.12   Liabilities..................................................................25

        2.13   Compliance with Legal Requirements...........................................25

        2.14   Certain Business Practices...................................................25

        2.15   Governmental Authorizations..................................................25

        2.16   Tax Matters..................................................................26
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                                TABLE OF CONTENTS
                                   (CONTINUED)
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        2.17   Employee and Labor Matters; Benefit Plans....................................27

        2.18   Environmental Matters........................................................29

        2.19   Insurance....................................................................30

        2.20   Transactions with Affiliates.................................................31

        2.21   Legal Proceedings; Orders....................................................31

        2.22   Authority; Inapplicability of Anti-takeover Statutes; Binding Nature of
               Agreement....................................................................31

        2.23   Section 203 of the DGCL Not Applicable.......................................32

        2.24   Inapplicability of Section 2115 of California Corporations Code..............32

        2.25   No Existing Discussions......................................................32

        2.26   Accounting Matters...........................................................32

        2.27   Vote Required................................................................32

        2.28   Non-Contravention; Consents..................................................32

        2.29   Fairness Opinion.............................................................33

        2.30   Financial Advisor............................................................34

        2.31   Full Disclosure..............................................................34

SECTION 3. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB..........................34

        3.1    Organization, Standing and Power.............................................34

        3.2    SEC Filings; Financial Statements............................................35

        3.3    Disclosure...................................................................35

        3.4    Authority; Binding Nature of Agreement.......................................36

        3.5    No Vote Required.............................................................36

        3.6    Non-Contravention; Consents..................................................36

        3.7    Valid Issuance...............................................................36

        3.8    Accounting Matters...........................................................36

SECTION 4. CERTAIN COVENANTS OF THE COMPANY.................................................37

        4.1    Access and Investigation.....................................................37

        4.2    Operation of the Company's Business..........................................37

        4.3    No Solicitation..............................................................40

SECTION 5. ADDITIONAL COVENANTS OF THE PARTIES..............................................42
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                                TABLE OF CONTENTS
                                   (CONTINUED)
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        5.1    Registration Statement; Prospectus/Proxy Statement...........................42

        5.2    Company Stockholders' Meeting................................................42

        5.3    Regulatory Approvals.........................................................44

        5.4    Stock Options................................................................44

        5.5    Employee Benefits............................................................45

        5.6    Indemnification of Officers and Directors....................................46

        5.7    Pooling of Interests.........................................................47

        5.8    Additional Agreements........................................................47

        5.9    Disclosure...................................................................47

        5.10   Affiliate Agreements.........................................................48

        5.11   Tax Matters..................................................................48

        5.12   Letter of the Company's Accountants..........................................48

        5.13   Listing......................................................................48

        5.14   Resignation of Officers and Directors........................................49

        5.15   Termination of 401(k) Plan...................................................49

SECTION 6. CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB.....................49

        6.1    Accuracy of Representations..................................................49

        6.2    Performance of Covenants.....................................................49

        6.3    Effectiveness of Registration Statement......................................50

        6.4    Stockholder Approval; Appraisal Rights.......................................50

        6.5    Consents.....................................................................50

        6.6    Agreements and Documents.....................................................50

        6.7    No Material Adverse Change...................................................51

        6.8    HSR Act; German Anticompetition Law..........................................51

        6.9    Listing......................................................................52

        6.10   No Restraints................................................................52

        6.11   No Governmental Litigation...................................................52

        6.12   No Other Litigation..........................................................52

SECTION 7. CONDITIONS PRECEDENT TO OBLIGATION OF THE COMPANY................................52

        7.1    Accuracy of Representations..................................................52
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                                TABLE OF CONTENTS
                                   (CONTINUED)
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        7.2    Performance of Covenants.....................................................53

        7.3    Effectiveness of Registration Statement......................................53

        7.4    Stockholder Approval.........................................................53

        7.5    Documents....................................................................53

        7.6    HSR Act; German Anticompetition Law..........................................53

        7.7    Listing......................................................................54

        7.8    No Restraints................................................................54

SECTION 8. TERMINATION......................................................................54

        8.1    Termination..................................................................54

        8.2    Effect of Termination........................................................55

        8.3    Expenses; Termination Fees...................................................55

SECTION 9. MISCELLANEOUS PROVISIONS.........................................................56

        9.1    Amendment....................................................................56

        9.2    Waiver.......................................................................56

        9.3    No Survival of Representations and Warranties................................56

        9.4    Entire Agreement; Counterparts...............................................57

        9.5    Applicable Law; Jurisdiction.................................................57

        9.6    Disclosure Schedule..........................................................57

        9.7    Attorneys' Fees..............................................................57

        9.8    Assignability................................................................57

        9.9    Notices......................................................................57

        9.10   Cooperation..................................................................58

        9.11   Construction.................................................................58

                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION



        THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION ("Agreement") is made and entered into as of October 12, 1998, by and among: APPLIED MATERIALS, INC., a Delaware corporation ("Parent"); PENNSYLVANIA ACQUISITION SUB, INC., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"); and CONSILIUM, INC., a Delaware corporation (the "Company"). Certain capitalized terms used in this Agreement are defined in Exhibit A.

                                    RECITALS

        A. Parent, Merger Sub and the Company intend to effect a merger of Merger Sub into the Company in accordance with this Agreement and the Delaware General Corporation Law (the "Merger"). Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly owned subsidiary of Parent.

        B. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). For financial reporting purposes, it is intended that the Merger be accounted for as a "pooling of interests."

        C. The respective boards of directors of Parent, Merger Sub and the Company have approved this Agreement and approved the Merger.

        D. In order to induce Parent to enter into this Agreement and to consummate the Merger, certain stockholders of the Company are entering into Voting Agreements pursuant to which they are agreeing to vote in favor of the adoption and approval of this Agreement and the approval of the Merger.

                                    AGREEMENT

        The parties to this Agreement, intending to be legally bound, agree as follows:

        SECTION 1. DESCRIPTION OF TRANSACTION

               1.1 MERGER OF MERGER SUB INTO THE COMPANY. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the "Surviving Corporation").

               1.2 EFFECT OF THE MERGER. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the Delaware General Corporation Law (the "DGCL").


                                       1.

               1.3 CLOSING; EFFECTIVE TIME. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Cooley Godward LLP, located at Five Palo Alto Square, 3000 El Camino Real, Palo Alto, California, at 10:00 a.m. on a date to be designated by Parent (the "Closing Date"), which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Sections 6 and 7. Contemporaneously with or as promptly as practicable after the Closing, the parties hereto shall cause a properly executed certificate of merger conforming to the requirements of the DGCL (the "Certificate of Merger") to be filed with the Secretary of State of the State of Delaware. The Merger shall take effect at the time the Certificate of Merger is filed with the Secretary of State of the State of Delaware or at such later time as may be specified in the Certificate of Merger (the "Effective Time").

               1.4 CERTIFICATE OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS. Unless otherwise determined by Parent prior to the Effective Time:

                   (a) the Certificate of Incorporation of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to Exhibit B;

                   (b) the Bylaws of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to the Bylaws of Merger Sub as in effect immediately prior to the Effective Time; and

                   (c) the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the respective individuals who are directors and officers of Merger Sub immediately prior to the Effective Time.

               1.5 CONVERSION OF SHARES

                   (a) Subject to Sections 1.5(b), 1.5(c) and 1.5(e), at the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any stockholder of the Company:

                       (i) any shares of Company Common Stock or Company Preferred Stock then held by the Company or any Subsidiary of the Company (or held in the Company's treasury) shall be canceled and retired and shall cease to exist at the Effective Time, and no consideration shall be delivered in exchange therefor;

                       (ii) any shares of Company Common Stock or Company Preferred Stock then held by Parent, Merger Sub or any other Subsidiary of Parent shall be canceled and retired and shall cease to exist at the Effective Time, and no consideration shall be delivered in exchange therefor;

                       (iii) each share of the common stock, $0.001 par value per share, of Merger Sub then outstanding shall be converted into one share of common stock of the Surviving Corporation; and

                       (iv) except as provided in clauses "(i)" and "(ii)" of this sentence, each share of Company Common Stock then outstanding shall be converted


                                       2.

        into the right to receive that fraction of a share of Parent Common Stock equal to the "Exchange Ratio." The Exchange Ratio shall be equal to a fraction (rounded to the nearest third decimal point), (A) the numerator of which shall be equal to $5.50, and (B) the denominator of which shall be equal to the Parent Average Stock Price; provided, however, that if the Parent Average Stock Price is equal to or less than $30.25, then the Exchange Ratio shall be 0.182, and if the Parent Average Stock Price is equal to or greater than $33.43, then the Exchange Ratio shall be 0.165.

                       (b) Notwithstanding anything to the contrary contained in this Agreement, if the "Fully-Diluted Number of Shares" (as defined below) exceeds the "Maximum Number of Shares" (as defined below), then the Exchange Ratio shall be equal to the product of: (1) the number that would have constituted the Exchange Ratio if the Exchange Ratio were calculated in accordance with Section 1.5(a)(iv); multiplied by (2) a fraction, the numerator of which shall be the Maximum Number of Shares, and the denominator of which shall be the Fully Diluted Number of Shares. For purposes of this Section 1.5(b):

                           (i) the "Fully-Diluted Number of Shares" shall be equal to the sum of:

                                  (A)  the number of shares of Company Common
                                       Stock outstanding immediately prior to
                                       the Effective Time (assuming that shares of Company Common Stock had been issued pursuant to the ESPP in the manner described in Section 5.4(d));

                                  (B)  the number of shares of Company Common
                                       Stock issuable upon the conversion of any shares of Company Preferred Stock outstanding immediately prior to the Effective Time;

                                  (C)  the number of shares of Company Common
                                       Stock issuable upon the exercise of any
                                       Company Options outstanding immediately
                                       prior to the Effective Time (whether or
                                       not such Company Options are then
                                       exercisable); and

                                  (D)  the number of shares of Company Common
                                       Stock issuable upon the exercise of any
                                       Company Warrants outstanding immediately prior to the Effective Time (whether or not such Company Warrants are then exercisable); and

                           (ii) the "Maximum Number of Shares" shall be equal to 12,798,447.

                       (c) If, between the date of this Agreement and the Effective Time, the outstanding shares of Company Common Stock or Parent Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares,


                                       3.

stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, then the Exchange Ratio shall be appropriately adjusted.


                       (d) If any shares of Company Common Stock or Company Preferred Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company or under which the Company has any rights, then the shares of Parent Common Stock issued in exchange for such shares of Company Common Stock or Company Preferred Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends. The Surviving Corporation shall take all action that may be necessary to ensure that, from and after the Effective Time, Parent is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement.

                       (e) No fractional shares of Parent Common Stock shall be issued in connection with the Merger, and no certificates or scrip for any such fractional shares shall be issued. Any holder of Company Common Stock, Company Preferred Stock or Company Warrants who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock issuable to such holder) shall, in lieu of such fraction of a share and, upon surrender of such holder's Company Stock Certificate(s) (as defined in Section 1.6) or warrants, as the case may be, be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the Parent Average Stock Price.

                   1.6 CLOSING OF THE COMPANY'S TRANSFER BOOKS. At the Effective
Time: (a) all shares of Company Common Stock outstanding immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and all holders of certificates representing shares of Company Common Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of the Company; and (b) the stock transfer books of the Company shall be closed with respect to all shares of Company Common Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Company Common Stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any shares of Company Common Stock (a "Company Stock Certificate") is presented to the Exchange Agent (as defined in
Section 1.7) or to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.7.

                   1.7 EXCHANGE OF CERTIFICATES.

                       (a) Harris Trust and Savings Bank or such other reputable bank or trust company selected by Parent prior to the Closing Date shall act as exchange agent in the Merger (the "Exchange Agent"). As soon as practicable after the Effective Time, Parent shall deposit with the Exchange Agent (i) certificates representing the shares of Parent Common Stock issuable pursuant to this Section 1, and (ii) cash sufficient to make payments in lieu of fractional shares in accordance with Section 1.5(e). The shares of Parent Common Stock and cash amounts so deposited with the Exchange Agent, together with any dividends or distributions received by


                                       4.

the Exchange Agent with respect to such shares, are referred to collectively as the "Exchange Fund."

                       (b) As soon as reasonably practicable after the Effective Time, the Exchange Agent will mail to the record holders of Company Stock Certificates (i) a letter of transmittal in customary form and containing such provisions as Parent and the Company may reasonably specify (including a provision confirming that delivery of Company Stock Certificates shall be effected, and risk of loss and title to Company Stock Certificates shall pass, only upon delivery of such Company Stock Certificates to the Exchange Agent), and (ii) instructions for use in effecting the surrender of Company Stock Certificates in exchange for certificates representing Parent Common Stock. Upon surrender of a Company Stock Certificate to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent or Parent, (1) the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock that such holder has the right to receive pursuant to the provisions of Section
1.5 (and cash in lieu of any fractional share of Parent Common Stock), and (2) the Company Stock Certificate so surrendered shall be canceled. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to a transferee if the Company Stock Certificate is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 1.7(b), each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive shares of Parent Common Stock (and cash in lieu of any fractional share of Parent Common Stock) as contemplated by Section 1. If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the issuance of any certificate representing Parent Common Stock, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Parent may reasonably direct) as indemnity against any claim that may be made against the Exchange Agent, Parent or the Surviving Corporation with respect to such Company Stock Certificate.

                       (c) No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Parent Common Stock which such holder has the right to receive upon surrender thereof until such holder surrenders such Company Stock Certificate in accordance with this Section 1.7 (at which time such holder shall be entitled, subject to the effect of applicable escheat or similar laws, to receive all such dividends and distributions, without interest).

                       (d) Any portion of the Exchange Fund that remains undistributed to holders of Company Stock Certificates as of the date 360 days after the date on which the Merger becomes effective shall be delivered to Parent upon demand, and any holders of Company Stock Certificates who have not theretofore surrendered their Company Stock Certificates in accordance with this
Section 1.7 shall thereafter look only to Parent for satisfaction of their claims for Parent Common Stock, cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock.


                                       5.

                       (e) Each of the Exchange Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Stock such amounts as may be required to be deducted or withheld therefrom under the Code or any provision of state, local or foreign tax law or under any other applicable Legal Requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

                       (f) Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of Company Common Stock or Company Preferred Stock or to any other Person with respect to any shares of Parent Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property law, escheat law or similar Legal Requirement.

                   1.8 PREFERRED STOCK.

                       (a) Subject to Section 4.2(b)(xiv), the Company shall use all reasonable efforts to:

                           (i) cause each holder of Company Preferred Stock who has not converted all of such holder's Company Preferred Stock into Company Common Stock prior to the Effective Time to enter into an agreement with Parent pursuant to which each share of Company Preferred Stock held by such holder which has not been converted into Company Common Stock prior to the Effective Time will, at the Effective Time, be exchanged for a number of shares of Parent Common Stock equal to the sum of (A) the number of shares of Parent Common Stock that a holder of a share of Company Preferred Stock would have received if (1) such share of Company Preferred Stock had been converted into Company Common Stock immediately prior to the Effective Time, and (2) such Company Common Stock had been converted into the right to receive Parent Common Stock in accordance with Section 1.5(a)(iv), plus (B) the number of shares of Parent Common Stock as is equal to the quotient of (1) the sum of (x) all dividends accrued as of the Effective Time with respect to such share of Company Preferred Stock and (y) the present value of all dividends that would accrue with respect to such share of Company Preferred Stock if such share were to be held from the Effective Time until August 19, 1999 and such dividends were to be calculated in accordance with the Company's Certificate of Incorporation and Certificate of Designation of Series A Convertible Preferred Stock (it being understood that a discount factor of 7% shall be used in calculating such present value), divided by (2) the Parent Average Stock Price;

                       (ii) cause each holder of Company Preferred Stock who has converted Company Preferred Stock into Company Common Stock prior to the Effective Time to confirm in a writing delivered to Parent and the Company prior to the Effective Time (which writing shall be in a form reasonably satisfactory to Parent) that such holder received (upon the conversion of such Company Preferred Stock into Company Common Stock) the number of shares of Company Common Stock which such holder was entitled

                                       6.

       to receive pursuant to the Company's Certificate of Incorporation, Certificate of Designation of Series A Convertible Preferred Stock and otherwise; and

                       (iii) cause each holder of Company Preferred Stock who, prior to the Effective Time, has not converted all of such holder's shares of Company Preferred Stock into Company Common Stock or entered into an agreement of the type referred to in Section 1.8(a)(i), to enter into an agreement with Parent and the Company (in a form reasonably satisfactory to Parent) which specifies the number of shares of Parent Common Stock into which such Company Preferred Stock will be convertible after the Effective Time.

                   (b) Persons who hold any shares of Company Preferred Stock that are not converted into Company Common Stock prior to the Effective Time or exchanged for Parent Common Stock pursuant to the exchange offer referred to in
Section 1.8(a)(i) shall, in accordance with the Company's Certificate of Incorporation and Certificate of Designation of Series A Convertible Preferred Stock, continue to hold such shares of Company Preferred Stock after the Effective Time in accordance with their terms (it being understood that, in accordance with the Company's Certificate of Incorporation and Certificate of Designation of Series A Convertible Preferred Stock, after the Effective Time, each such share of Company Preferred Stock will be convertible into the number of shares of Parent Common Stock that would have been issued in respect thereof if (i) such share of Company Preferred Stock had been converted into Company Common Stock immediately prior to the Effective Time, and (ii) such Company Common Stock had been converted into the right to receive Parent Common Stock in accordance with Section 1.5(a)(iv)).

               1.9 WARRANTS.

                   (a) Neither Parent nor any other Person shall assume those certain warrants to purchase shares of Company Common Stock issued to Imperial Bancorp pursuant to that certain Warrant To Purchase Stock dated April 1, 1997 (the "Imperial Bancorp Warrant"); therefore, in accordance with the terms of the Imperial Bancorp Warrant, any portion of such warrants that has not been exercised as of the Effective Time shall be deemed to have been automatically converted pursuant to Section 1.2 of the Imperial Bancorp Warrant into shares of Company Common Stock.

                   (b) At the Effective Time, all rights with respect to Common Stock under each Placement Agent Warrant then outstanding shall be converted into and become rights with respect to Parent Common Stock, and Parent shall assume each such Placement Agent Warrant in accordance with the terms (as in effect as of the date of this Agreement) of the warrant agreement by which it is evidenced. From and after the Effective Time, (i) each Placement Agent Warrant assumed by Parent may be exercised solely for shares of Parent Common Stock,
(ii) the number of shares of Parent Common Stock subject to each such Placement Agent Warrant shall be equal to the number of shares of Company Common Stock subject to such Placement Agent Warrant immediately prior to the Effective Time multiplied by the Exchange Ratio, rounding down to the nearest whole share (with the cash value of any fraction of a share of Parent Common Stock, less the exercise price applicable to such fraction of a share, being payable for the portion of such assumed Placement Agent Warrant relating to any


                                       7.

such fraction of a share of Parent Common Stock), (iii) the per share exercise price under each such Placement Agent Warrant shall be adjusted by dividing the per share exercise price under such Placement Agent Warrant by the Exchange Ratio and rounding up to the nearest cent and (iv) any restriction on the exercise of any such Placement Agent Warrant shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Placement Agent Warrant shall otherwise remain unchanged; provided, however, that each Placement Agent Warrant assumed by Parent in accordance with this Section 1.9(b) shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction subsequent to the Effective Time.

               1.10 APPRAISAL RIGHTS.

                    (a) Notwithstanding anything to the contrary contained in this Agreement, Appraisal Shares (as defined in Section 1.10(c)) shall not be converted into or represent the right to receive Parent Common Stock in accordance with Section 1.5(a) (or cash in lieu of fractional shares in accordance with Section 1.5(e)), and each holder of Appraisal Shares shall be entitled only to such rights with respect to such Appraisal Shares as may be granted to such holder in Section 262 of the DGCL. From and after the Effective Time, a holder of Appraisal Shares shall not have and shall not be entitled to exercise any of the voting rights or other rights of a stockholder of the Surviving Corporation. If any holder of Appraisal Shares shall fail to perfect or shall waive, rescind, withdraw or otherwise lose such holder's right of appraisal under Section 262 of the DGCL, then (i) any right of such holder to require the Company to purchase the Appraisal Shares for cash shall be extinguished and (ii) such shares shall automatically be converted into and shall represent only the right to receive (upon the surrender of the certificate or certificates representing such shares) Parent Common Stock in accordance with
Section 1.5(a) (and cash in lieu of any fractional share in accordance with Section 1.5(e)).

                    (b) The Company (i) shall give Parent prompt written notice of any demand by any stockholder of the Company for appraisal of such stockholder's shares of Company Preferred Stock pursuant to the DGCL and of any other notice, demand or instrument delivered to the Company pursuant to the DGCL, and (ii) shall give Parent's Representatives the opportunity to participate in all negotiations and proceedings with respect to any such notice, demand or instrument. The Company shall not make any payment or settlement offer with respect to any such notice or demand unless Parent shall have consented in writing to such payment or settlement offer.

                    (c) For purposes of this Agreement, "Appraisal Shares" shall refer to any shares of Company Preferred Stock outstanding immediately prior to the Effective Time that are held by stockholders who are entitled to demand and who properly demand appraisal of such shares pursuant to, and who comply with the applicable provisions of, Section 262 of the DGCL.

               1.11 TAX CONSEQUENCES. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code. The


                                       8.

parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

               1.12 ACCOUNTING CONSEQUENCES. For financial reporting purposes, the Merger is intended to be accounted for as a "pooling of interests."

               1.13 FURTHER ACTION. If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

        SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company represents and warrants to Parent and Merger Sub as follows:

               2.1 DUE ORGANIZATION; SUBSIDIARIES; ETC.

                   (a) The Company has no Subsidiaries, except for the Entities identified in Part 2.1(a)(i) of the Company Disclosure Schedule; and neither the Company nor any of the other Entities identified in Part 2.1(a)(i) of the Company Disclosure Schedule owns any capital stock of, or any equity interest of any nature in, any other Entity, other than the Entities identified in Part 2.1(a)(ii) of the Company Disclosure Schedule. (The Company and each of its Subsidiaries are referred to collectively in this Agreement as the "Acquired Corporations.") None of the Acquired Corporations has agreed or is obligated to make, or is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity. None of the Acquired Corporations has, at any time, been a general partner of, or has otherwise been liable for any of the debts or other obligations of, any general partnership, limited partnership or other Entity.

                   (b) Each of the Acquired Corporations is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Contracts by which it is bound.

                   (c) Each of the Acquired Corporations is qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification and where the failure to be so qualified would reasonably be expected to have a Material Adverse Effect on the Acquired Corporations.

               2.2 CERTIFICATE OF INCORPORATION AND BYLAWS. The Company has delivered to Parent accurate and complete copies of the certificate of incorporation, bylaws and other charter and organizational documents of the respective Acquired Corporations, including all amendments thereto.


                                       9.

               2.3 CAPITALIZATION, ETC.

                   (a) The authorized capital stock of the Company consists of:
(i) 25,000,000 shares of Company Common Stock, of which 8,749,972 shares have been issued and are outstanding as of September 30, 1998; and (ii) 4,000,000 shares of Preferred Stock, $.01 par value per share, of which 3,000 shares are designated as "Series A Convertible Preferred Stock" (the "Company Preferred Stock"), of which 3,000 shares are issued and outstanding as of the date of this Agreement. The maximum number of shares of Company Common Stock issuable upon the conversion of all outstanding shares of Company Preferred Stock is 1,538,462. The Company has not repurchased any shares of its capital stock pursuant to the stock repurchase program announced by the Company on August 13, 1998 and does not hold any shares of its capital stock in its treasury. All of the outstanding shares of Company Common Stock and Company Preferred Stock have been duly authorized and validly issued, and are fully paid and nonassessable. As of the date of this Agreement, there are no shares of Company Common Stock or Company Preferred Stock held by any of the other Acquired Corporations. Except as set forth in Part 2.3(a)(i) of the Company Disclosure Schedule: (i) none of the outstanding shares of Company Common Stock or Company Preferred Stock is entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right created by the Company or imposed under applicable law with respect to capital stock of the Company; (ii) none of the outstanding shares of Company Common Stock or Company Preferred Stock is subject to any right of first refusal in favor of the Company; and (iii) there is no Acquired Corporation Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Company Common Stock or Company Preferred Stock. None of the Acquired Corporations is under any obligation, or is bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Company Common Stock or Company Preferred Stock. As of September 30, 1998, the aggregate dollar amount of dividends accrued with respect to all outstanding shares of Company Preferred Stock is $270,000. The Company has never paid any dividends with respect to any Company Preferred Stock.

                   (b) As of September 30, 1998: (i) 1,937,797 shares of Company Common Stock are subject to issuance pursuant to outstanding options to purchase shares of Company Common Stock; (ii) 108,059 shares of Company Common Stock are reserved for future issuance pursuant to the Company's Employee Stock Purchase Plan (the "ESPP"); and (iii) 250,000 shares of Company Common Stock are reserved for future issuance pursuant to the Company Warrants. (Stock options granted by the Company pursuant to the Company's stock option plans and otherwise are referred to in this Agreement as "Company Options.") Part 2.3(b)(i) of the Company Disclosure Schedule sets forth the following information with respect to each Company Option outstanding as of the date of this Agreement: (i) the particular plan (if any) pursuant to which such Company Option was granted; (ii) the name of the optionee; (iii) the number of shares of Company Common Stock subject to such Company Option; (iv) the exercise price of such Company Option;
(v) the date on which such Company Option was granted; (vi) the applicable vesting schedules (which applicable vesting schedule may be provided by means of a general description of the vesting schedules applicable to outstanding Company Options), and the extent to which such Company Option is vested and exercisable as of the date of this Agreement; and (vii) the date on which such Company Option expires. The


                                      10.

Company has delivered to Parent accurate and complete copies of all stock option plans pursuant to which the Company has ever granted stock options, the forms of all stock option agreements evidencing such options and the actual Change of Control Agreements with each employee of the Company who is a party to a Change of Control Agreement with the Company (the "Change of Control Agreements"). The Company has delivered to Parent accurate and complete copies of the Company Warrants. Except as set forth in Part 2.3(b) of the Company Disclosure Schedule, the exercise price of the warrants to purchase shares of Company Common Stock held by Imperial Bancorp is $3.98 per share, and the exercise price of the warrants to purchase shares of Company Common Stock held by Evelyn Hilton and Thomas Camarda is $6.33 per share.

                   (c) Except as set forth in Section 2.3(b) or as reserved for future issuance under the ESPP, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company; (iii) stockholder rights plan (or similar plan commonly referred to as a "poison pill") or Contract under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) to the Knowledge of the Company, condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company.

                   (d) All outstanding shares of Company Common Stock, all outstanding shares of Company Preferred Stock, all outstanding Company Options, all outstanding Company Warrants and all outstanding shares of capital stock of each Subsidiary of the Company have been issued and granted in compliance with
(i) all applicable securities laws and other applicable Legal Requirements, and
(ii) all material requirements set forth in applicable Contracts.

                   (e) All of the outstanding shares of capital stock of the corporations identified in Part 2.1(a)(ii) of the Company Disclosure Schedule have been duly authorized and are validly issued, are fully paid and nonassessable and are owned beneficially and of record by the Company, free and clear of any Encumbrances.

               2.4 SEC FILINGS; FINANCIAL STATEMENTS.

                   (a) The Company has delivered or made available (including through the SEC EDGAR system) to Parent accurate and complete copies of all registration statements, proxy statements and other statements, reports, schedules, forms and other documents filed by the Company with the SEC since October 31, 1997, and all amendments thereto (the "Company SEC Documents"). Except as set forth in Part 2.4(a) of the Company Disclosure Schedule, since October 31, 1997, all statements, reports, schedules, forms and other documents required to have been filed by the Company with the SEC have been so filed. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Company SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Company SEC Documents contained any untrue statement of a material fact


                                      11.

or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                   (b) The consolidated financial statements (including any related notes) contained in the Company SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments which will not, individually or in the aggregate, be material in amount), and (iii) fairly present the consolidated financial position of the Company and its subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and its subsidiaries for the periods covered thereby.

               2.5 ABSENCE OF CHANGES. Except as set forth in Part 2.5 of the Company Disclosure Schedule, since July 31, 1998:

                   (a) there has not been any material adverse change in the business, condition, assets, liabilities, operations or results of operations of the Acquired Corporations taken as a whole (it being understood that none of the following shall be deemed, in and of itself, to constitute a material adverse change in the business, condition, assets, liabilities, operations or results of operations of the Acquired
        Corporations: (a) a change in the market price or trading volume of the Company Common Stock, (b) a failure by the Company to meet any published securities analyst estimates of revenue or earnings for any period ending or for which earnings are released on or after the date of this Agreement and prior to the Closing, (c) a failure to report earnings results in any quarter ending on or after the date of this Agreement consistent with the Company's historical earnings results for its Semiconductor and Electronics business unit in any quarter during fiscal 1997 or 1998, (d) a change that results from conditions affecting the U.S. economy or the world economy, (e) a change that results from conditions affecting the semiconductor industry or the semiconductor equipment industry so long as such conditions do not affect the Company in a disproportionate manner as compared with companies of a similar size, (f) a delay in customer orders arising primarily out of or resulting primarily from the announcement of the transactions contemplated by this Agreement, and (g) a change that results from the taking of any action required by this Agreement), and no event has occurred that would reasonably be expected to have a Material Adverse Effect on the Acquired Corporations;

                   (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the assets of any of the Acquired Corporations (whether or not covered by insurance) that has had or would reasonably be expected to have a Material Adverse Effect on the Acquired Corporations;

                   (c) none of the Acquired Corporations has (i) other than pursuant to the terms of the Company Preferred Stock as set forth in the Company's Certificate of


                                      12.

        Incorporation and Certificate of Designation of Series A Convertible Preferred Stock, declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, or (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

                   (d) none of the Acquired Corporations has sold, issued or granted, or authorized the issuance of, (i) any capital stock or other security (except for Company Common Stock issued upon the valid exercise of outstanding Company Options in accordance with the terms of the option agreement pursuant to which such Company Options are outstanding and shares of Company Common Stock to be issued (A) upon conversion of Company Preferred Stock, (B) upon the valid exercise of Company Warrants, and (C) pursuant to the ESPP), (ii) any option, warrant or right to acquire any capital stock or any other security (except (A) for Company Options described in Part 2.3(b)(i) of the Company Disclosure Schedule, (B) subject to Section 4.2(b)(ii), for future grants of options under the Company's stock option plans, and (C) pursuant to the
        ESPP), or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

                   (e) the Company has not amended or waived any of its rights under, or permitted the acceleration of vesting under, (i) any provision of any of the Company's stock option plans, (ii) any provision of any agreement evidencing any outstanding Company Option, or (iii) any restricted stock purchase agreement;

                   (f) there has been no amendment to the certificate of incorporation, bylaws or other charter or organizational documents of any of the Acquired Corporations, and none of the Acquired Corporations has effected or been a party to any merger, consolidation, amalgamation, share exchange, business combination, recapitalization, reclassification of shares, stock split, division or subdivision of shares, reverse stock split, consolidation of shares or similar transaction;

                   (g) none of the Acquired Corporations has formed any Subsidiary or acquired any equity interest or other interest in any other Entity, except for rights of first refusal or similar rights that the Company may have obtained (or may obtain) in connection with FAB300 third party software licenses;

                   (h) none of the Acquired Corporations has made any capital expenditure which, when added to all other capital expenditures made on behalf of the Acquired Corporations since July 31, 1998, exceeds $250,000 in the aggregate;

                   (i) except in the ordinary course of business and consistent with past practices, none of the Acquired Corporations has (i) entered into or permitted any of the assets owned or used by it to become bound by any Contract of the type referred to in clauses "(i)," "(ii)" and "(v)" through "(xiv)" of Section 2.10(a), or (ii) amended or terminated, or waived any material right or remedy under, any Contract of the type referred to in Section 2.10(a);


                                      13.

                   (j) except in the ordinary course of business and consistent with past practices, none of the Acquired Corporations has (i) acquired, leased or licensed any material right or other material asset from any other Person, except for third party licenses relating to FAB300 as more particularly described in Part 2.5 of the Company Disclosure Schedule,
        (ii) sold or otherwise disposed of, or leased or licensed, any material right or other material asset to any other Person, or (iii) waived or relinquished any right, except for rights or other assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with past practices;

                   (k) none of the Acquired Corporations has made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except (i) for pledges of immaterial assets made in the ordinary course of business and consistent with past practices, (ii) pursuant to those certain loan documents with Venture Banking Group, (iii) for liens for current taxes which are not yet due and payable, and (iv) for easements, covenants, rights of way or other similar restrictions and imperfections of title which have not adversely affected in any material respect, and which are not reasonably expected to adversely affect in any material respect, the business or operations of any of the Acquired Corporations;

                   (l) none of the Acquired Corporations has (i) lent money to any Person, except for advances to employees for business expenses or loans for relocation expenses, in each case, in the ordinary course of business and consistent with past practices, or (ii) incurred or guaranteed any indebtedness for borrowed money except pursuant to those certain loan documents with Venture Banking Group (accurate and complete copies of which have been provided to Parent);

                   (m) none of the Acquired Corporations has (i) established or adopted any Plan (as defined in Section 2.17(a)), or (ii) caused or permitted any Plan to be amended in any material respect,

                   (n) none of the Acquired Corporations has paid any bonus or made any profit-sharing or similar payment to, or materially increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, except (i) pursuant to existing bonus plans and other Plans referred to in Part 2.17(a) of the Company Disclosure Schedule or new bonus or commission plans substantially consistent with the terms of existing bonus or commission plans; and (ii) for normal increases in wages, salaries or commissions to non-officer employees in accordance with the Company's customary review process or otherwise in a manner consistent with the Company's past practices;

                   (o) none of the Acquired Corporations has changed any of its methods of accounting or accounting practices in any material respect;

                   (p) no event has occurred, and no circumstance or condition exists, that has resulted in or that could reasonably be expected to result in the impairment of the capitalized software asset reflected in the Company's books and records;


                                      14.

                   (q) none of the Acquired Corporations has made any material Tax election inconsistent with past practices;

                   (r) none of the Acquired Corporations has settled any Legal Proceeding involving payments by any of the Acquired Corporations in excess of $100,000 or equitable relief against any of the Acquired Corporations;

                   (s) none of the Acquired Corporations has entered into any material transaction or taken any other material action that has had, or would reasonably be expected to have, a Material Adverse Effect on the Acquired Corporations; and

                   (t) none of the Acquired Corporations has agreed or committed to take any of the actions referred to in clauses "(c)" through "(s)" above.

               2.6 TITLE TO ASSETS. The Acquired Corporations own, and have good, valid and marketable title to, all tangible personal property purported to be owned by them, including: (i) all tangible personal property reflected on the Unaudited Interim Balance Sheet (except for inventory sold or otherwise disposed of in the ordinary course of business since the date of the Unaudited Interim Balance Sheet); and (ii) all other tangible personal property reflected in the books and records of the Acquired Corporations as being owned by the Acquired Corporations. All of said items of tangible personal property are owned by the Acquired Corporations free and clear of any Encumbrances, except for (1) any lien for current taxes not yet due and payable, (2) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the tangible personal property subject thereto or materially impair the operations of any of the Acquired Corporations, (3) liens in favor of Venture Banking Group, and (4) liens described in Part 2.6 of the Company Disclosure Schedule.

               2.7 RECEIVABLES; CUSTOMERS. All existing accounts receivable of the Acquired Corporations (including those accounts receivable reflected on the Unaudited Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since July 31, 1998 and have not yet been collected) represent valid obligations of customers of the Acquired Corporations arising from bona fide transactions entered into in the ordinary course of business. Between July 31, 1998 and the date of this Agreement, none of the Acquired Corporations has written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness. Except as set forth in Part 2.7 of the Company Disclosure Schedule, the Company has not received any notice or other communication (in writing or otherwise), and, to the Knowledge of the Company, has not received any other information, indicating that (a) any customer is likely to cease dealing with the Company, or (b) any customer is dissatisfied in any material respect with the operation of any product, system or program currently maintained, sold or licensed by any of the Acquired Corporations or with any services performed by any of the Acquired Corporations since January 1, 1996.

               2.8 REAL PROPERTY; LEASEHOLD. None of the Acquired Corporations own any real property or any interest in real property, except for the leaseholds created under the real property leases identified in Part 2.8 of the Company Disclosure Schedule.


                                      15.

               2.9 INTELLECTUAL PROPERTY.

                   (a) For purposes of this Section 2.9 and the other provisions of this Agreement, "Intellectual Property" means:

                       (i) all issued patents, reissued or reexamined patents, revivals of patents, utility models, certificates of invention, registrations of patents and extensions thereof, regardless of country or formal name (collectively, "Issued Patents");

                       (ii) all published or unpublished nonprovisional and provisional patent applications, reexamination proceedings, invention disclosures and records of invention (collectively "Patent Applications" and, with the Issued Patents, the "Patents");

                       (iii) all copyrights, copyrightable works, semiconductor topography and mask work rights, including all rights of authorship, use, publication, reproduction, distribution, performance transformation, moral rights and rights of ownership of copyrightable works, semiconductor topography works and mask works, and all rights to register and obtain renewals and extensions of registrations, together with all other interests accruing by reason of international copyright, semiconductor topography and mask work conventions (collectively, "Copyrights");

                       (iv) trademarks, registered trademarks, applications for registration of trademarks, service marks, registered service marks, applications for registration of service marks, trade names, registered trade names and applications for registrations of trade names (collectively, "Trademarks");

                       (v) all technology, ideas, inventions, designs, proprietary information, manufacturing and operating specifications, know-how, formulae, trade secrets, technical data, computer programs, hardware, software and processes; and

                       (vi) all other intangible assets, properties and rights (whether or not appropriate steps have been taken to protect, under applicable law, such other intangible assets, properties or rights).

                   (b) Except as set forth in Part 2.9(b) of the Company Disclosure Schedule, each Acquired Corporation owns, or has a valid license (or otherwise possesses legally enforceable rights) to use, all Intellectual Property that is used in the business of such Acquired Corporation as currently conducted by such Acquired Corporation, without any interference or conflict with or misappropriation or infringement of any of the Intellectual Property rights of others. To the Knowledge of the Company, neither the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will contravene, conflict with or result in an infringement on the ability of Parent or any of Parent's Subsidiaries (including any of the Acquired Corporations) to own or use any item of Intellectual Property. Except as set forth in Part 2.9(b) of the Company Disclosure Schedule, each of the Acquired Corporations has taken reasonable precautions to maintain and protect its respective rights in each item of Intellectual Property that such Acquired Corporation owns or uses. Except as set


                                      16.

forth in Part 2.9(b) of the Company Disclosure Schedule, each of the Acquired Corporations has secured valid written assignments from all consultants and employees who contributed to the creation or development of any Intellectual Property owned by any of the Acquired Corporations of the rights to such contributions, except where the failure to secure such assignments has not had and would not reasonably be expected to have a Material Adverse Effect on the Acquired Corporations. No current or former officer, director, stockholder, employee, consultant or independent contractor has any right, claim or interest in or with respect to any Intellectual Property owned or used by any of the Acquired Corporations as of the date hereof and material to the business of the Acquired Corporations. Each Acquired Corporation caused backup copies of all Acquired Corporation Source Code owned, licensed or used by such Acquired Corporation to be made and maintains such backup copies pursuant to any agreement with a third party contractor identified in Part 2.9(b) of the Company Disclosure Schedule.

                   (c) Part 2.9(c) of the Company Disclosure Schedule lists:

                       (i) each Issued Patent owned by any of the Acquired Corporations as of the date hereof;

                       (ii) each Patent Application owned by any of the Acquired Corporations as of the date hereof;

                       (iii) each trademark registration, service mark registration, copyright registration or mask work registration owned by any of the Acquired Corporations as of the date hereof;

                       (iv) each application for a trademark registration, service mark registration, copyright registration, mask work registration owned by any of the Acquired Corporations as of the date hereof;

                       (v) each trade name, d.b.a., unregistered trademark or unregistered service mark that is material to the operation of the current business of any of the Acquired Corporations as of the date hereof;

                       (vi) each joint development agreement entered into since January 1, 1996 relating to any Intellectual Property that is incorporated into a material component of any product of any of the Acquired Corporations; and

                       (vii) each license pursuant to which any exclusive rights are granted.

The Corporation has delivered to Cooley Godward LLP accurate and complete copies of each of the items (as amended through the date of this Agreement) identified in clauses "(i)" through "(iv)" and clauses "(vi)" and "(vii)" of this Section 2.9(c) and has made available to Parent accurate and complete copies of all other written documentation evidencing valid ownership and prosecution (if applicable) of each such item.

               (d) With respect to each item of Intellectual Property that is incorporated into any product of any of the Acquired Corporations or that is otherwise material


                                      17.

to the business of any of the Acquired Corporations (other than "off the shelf" or other software which is widely available through regular commercial distribution channels on standard terms and conditions, as modified for the Company's operations), except as set forth in Part 2.9(d) of the Company Disclosure Schedule and except for any item of Intellectual Property that is licensed to any of the Acquired Corporations pursuant to a license agreement that has been provided by the Company to Cooley Godward LLP:

                       (i) one or more of the Acquired Corporations exclusively own all right, title, and interest in and to such item, free and clear of any Encumbrance (other than any rights licensed on a non-exclusive basis in the ordinary course of business to distributors and customers of any of the Acquired Corporations);

                       (ii) such item is not subject to any Order;

                       (iii) there is no outstanding option relating to such item and no outstanding offer to grant an exclusive license with respect to such item;

                       (iv) no Proceeding is pending or is threatened, nor has any claim or demand been made, which challenges or challenged the legality, validity, enforceability, use or exclusive ownership by any of the Acquired Corporations of such item;

                       (v) each Issued Patent comprising or relating to such
        item is, to the Knowledge of the Company, valid and subsisting; and

                       (vi) all maintenance and annuity fees have been fully paid and all fees paid during prosecution and after issuance of any Patent comprising or relating to such item have been paid in the correct entity status amounts.

                   (e) Part 2.9(e) of the Company Disclosure Schedule lists each material item of Intellectual Property that is owned by any Person (other than the Acquired Corporations) and that any of the Acquired Corporations incorporated or incorporates in any product of any of the Acquired Corporations currently maintained, sold or licensed by any of the Acquired Corporations pursuant to a license, sublicense or other Contract (other than any item of Intellectual Property used by any of the Acquired Corporations and generally available to the public), and all material royalty obligations of each of the Acquired Corporations to any Person (including all royalty obligations of each of the Acquired Corporations to Systematic Designs International, Inc. and Fast Associates Pte. Ltd.). The Corporation has delivered to Parent accurate and complete copies of each such license, sublicense and Contract (as amended through the date of this Agreement). With respect to each item of Intellectual Property required to be identified in Part 2.9(e) of the Company Disclosure
Schedule:

                       (i) to the Knowledge of the Company, any license, sublicense or other Contract covering or relating to such item is legal, valid, binding, enforceable and in full force and effect;

                       (ii) none of the Acquired Corporations nor (to the Knowledge of the Company) any other party to any license, sublicense or other Contract covering or


                                      18.

        relating to such item is in breach of or default under any such license, sublicense or other Contract, except for any such breach or default that has not resulted in and would not reasonably be expected to result in a Material Adverse Effect on the Acquired Corporations, or has performed any act or omitted to perform any act which, with notice or lapse of time or both, will become or result in a violation, breach or default thereunder, except for any act or omission that has not resulted in and would not reasonably be expected to result in a Material Adverse Effect on the Acquired Corporations;

                   (iii) no party to any license, sublicense or other Contract covering or relating to such item has given notice of termination or repudiated any material provision thereof;

                   (iv) such item is not subject to any Order; and

                   (v) to the Knowledge of the Company, no Proceeding is pending or is being or has been threatened, nor has any claim or demand been made, which challenges the legality, validity, enforceability or ownership of such item.

               (f) To the Knowledge of the Company, except as set forth in Part 2.9(f) of the Company Disclosure Schedule, none of the Acquired Corporations has interfered with, infringed upon or misappropriated any Intellectual Property right of any other Person. To the Knowledge of the Company, except as set forth in Part 2.9(f) of the Company Disclosure Schedule, since January 1, 1996, none of the Acquired Corporations has received any complaint, claim, demand or notice alleging any such interference, infringement or misappropriation, or that the use by any of the Acquired Corporations of any Intellectual Property constitutes unfair competition. To the Knowledge of the Company, no Person has interfered with, infringed upon or misappropriated any Intellectual Property right owned or used by any of the Acquired Corporations.

               (g) To the Knowledge of the Company, except as set forth in Part 2.9(g) of the Company Disclosure Schedule, no current employee or consultant of or to any of the Acquired Corporations is obligated under any Contract, or subject to any Order or Legal Requirement, that would restrict in any material respect the scope of such employee's or consultant's business activities for Parent or for any of the Acquired Corporations.

               (h) For purposes of this Section 2.9(h):

                   (i) "Software" means any computer program or other item of software, including firmware.

                   (ii) "Internally Developed Software" means any Software developed or created by or for any of the Acquired Corporations (whether by its own employees or by independent contractors or otherwise and whether for resale, internal use or otherwise).

                   (iii) "Internally Used Software" means any Software used by any of the Acquired Corporations in its internal business operations (whether such Software is Internally Developed Software or is licensed from a third party).


                                      19.

                   (iv) "Third Party Distributed Software" means any Software, other than Internally Developed Software, distributed, licensed, maintained, or supported by any of the Acquired Corporations (whether as an embedded component of any software product of any of the Acquired Corporations or as a separate product or otherwise).

                   (v) "Third Party Layered Software" means any Software, other than Internally Developed Software and Third Party Distributed Software, used in conjunction with any software product of any of the Acquired Corporations.

                   (vi) "Year 2000 Compliant" means, with respect to a computer or Software, (i) the functions, calculations, and other computing processes of the computer or Software (collectively, "Processes") perform in the same manner and with the same accuracy, functionality, and data integrity regardless of the date on which the Processes are actually performed and regardless of the date input to the applicable computer, whether before, on, or after January 1, 2000, and without interruption due to any date change or date data; (ii) the computer or Software accepts, calculates, compares, sorts, extracts, sequences, and otherwise processes date inputs and date values, and returns and displays date values, in a consistent and correct manner regardless of the dates used whether before, on, or after January 1, 2000; (iii) the computer or Software accepts and responds to year input, if any, in a manner that resolves any ambiguities as to century in a defined, predetermined, and correct manner; (iv) the computer or Software stores and displays date information in ways that are unambiguous as to the determination of the century; and (v) leap years will be determined by the following standard (A) if dividing the year by 4 yields an integer, it is a leap year, except for years ending in 00, but (B) a year ending in 00 is a leap year if dividing it by 400 yields an integer.

                   (vii) "Y2K Bug" means, with respect to a computer or Software, any failure of such computer or Software to be Year 2000 Compliant.

To the Knowledge of the Company, except as set forth in Part 2.9(h)(i) of the Company Disclosure Schedule, each computer that is owned or used by any of the Acquired Corporations for its internal business operations is, and all Internally Used Software are, Year 2000 Compliant. To the Knowledge of the Company, except as set forth in Part 2.9(h)(ii) of the Company Disclosure Schedule and except for any Y2K Bugs caused solely by one or more Y2K Bugs in the Third Party Layered Software, all Internally Developed Software and all Third Party Distributed Software are Year 2000 Compliant. Except as set forth in
Part 2.9(h)(iii) of the Company Disclosure Schedule, each of the Acquired Corporations has conducted sufficient Year 2000 compliance testing for each computer that is owned or used by any of the Acquired Corporations for its internal business operations, all Internally Used Software, all Internally Developed Software and all Third Party Distributed Software to be able to determine whether such computer or Software is Year 2000 Compliant, and, with respect to all Third Party Distributed Software, has obtained warranties or other written assurances from the suppliers thereof to the effect that such Software is Year 2000 Compliant.


                                      20.

                    (i) The Intellectual Property assets owned by or licensed to the Acquired Corporations constitute all of the Intellectual Property assets necessary to enable the Acquired Corporations to conduct their respective businesses as such businesses are currently being conducted.

               2.10 CONTRACTS.

                    (a) Part 2.10 of the Company Disclosure Schedule identifies each Acquired Corporation Contract that constitutes a "Material Contract" as of the date of this Agreement. (For purposes of this Agreement, each of the following Contracts (to the extent that any of the Acquired Corporations has (or may have) any liability or obligation thereunder or with respect thereto after the date of this Agreement) shall be deemed to constitute a "Material Contract":

                        (i) any Contract relating to the employment of, or the performance of services by, any employee or consultant (other than any offer letter provided to any employee of any of the Acquired Corporations which provides for "at will" employment); any Contract pursuant to which any of the Acquired Corporations is or may become obligated to make any severance, termination or similar payment to any current or former employee or director; and any Contract pursuant to which any of the Acquired Corporations is or may become obligated to make any bonus or similar payment (other than payments in respect of salary) in excess of $25,000 to any current or former employee or director;

                        (ii) any Contract (A) with any customer of any of the Acquired Corporations for systems integration or similar services; or
        (B) with respect to the distribution or marketing of any product of any of the Acquired Corporations;

                        (iii) any Contract pursuant to which any third party licenses to any of the Acquired Corporations (or otherwise permits any of the Acquired Corporations to use) any Intellectual Property that is incorporated as a material component of any product of any of the Acquired Corporations or is otherwise material to the business of any of the Acquired Corporations (other than "off the shelf" or other software which is widely available through regular commercial distribution channels on standard terms and conditions, as modified for the Company's operations);

                        (iv) any factory automation Contract acquired from Systematic Designs International, Inc. or Fast Associates Pte. Ltd.;

                        (v) any Contract which provides for indemnification of any officer, director, employee or agent;

                        (vi) any Contract imposing any restriction on the right or ability of any Acquired Corporation (A) to compete with any other Person, (B) to acquire any material product or other asset or any services from any other Person, (C) to solicit, hire or retain any Person as an employee, consultant or independent contractor, (D) to develop, sell, supply, distribute, offer, support or service any product or any technology


                                      21.

        or other asset to or for any other Person, (E) to perform services for any other Person, or (F) to transact business or deal in any other manner with any other Person;

                        (vii) any Contract (A) relating to the acquisition, issuance, voting, registration, sale or transfer of any securities, other than pursuant to Company Options or the ESPP, (B) providing any Person with any preemptive right, right of participation, right of maintenance or any similar right with respect to any securities, or (C) providing any of the Acquired Corporations with any right of first refusal with respect to, or right to purchase or otherwise acquire, any securities;

                        (viii) any Contract incorporating or relating to any guaranty, any warranty or any indemnity or similar obligation, except for Contracts entered into in the ordinary course of business;

                        (ix)   any Contract relating to any currency hedging;

                        (x) any Contract to which any Governmental Body is a party;

                        (xi) any Contract not otherwise identified in clause "(ix)" of this sentence directly or indirectly benefiting any Governmental Body (including any subcontract or other Contract between any Acquired Corporation and any contractor or subcontractor to any Governmental Body), except for Contracts entered into in the ordinary course of business for the license, maintenance or service of products;

                        (xii) any Contract requiring that any of the Acquired Corporations give any notice or provide any information to any Person prior to considering or accepting any Acquisition Proposal or similar proposal, or prior to entering into any discussions, agreement, arrangement or understanding relating to any Acquisition Transaction or similar transaction;

                        (xiii) any Contract that (A) contemplates or involves the payment or delivery of cash or other consideration by any of the Acquired Corporations in an amount or having a value in excess of $100,000 in the aggregate, (B) contemplates or involves the payment or delivery of cash or other consideration to any of the Acquired Corporations in an amount or having a value in excess of $250,000 in the aggregate, or (C) contemplates or involves the performance of services by any of the Acquired Corporations having a value in excess of $250,000 in the aggregate; and

                        (xiv) any Contract (not otherwise identified in clauses "(i)" through "(xiii)" of this sentence), if a breach of such Contract could reasonably be expected to have a Material Adverse Effect on the Acquired Corporations.

Without limiting the generality of the foregoing, Part 2.10 of the Company Disclosure Schedule identifies each letter of intent, memorandum of understanding and similar document relating to the Company's FAB300 software project.

                    (b) The Company has delivered to Parent and to Cooley Godward LLP an accurate and complete copy of (i) each Material Contract; (ii) each letter of intent,


                                      22.

memorandum of understanding and other agreement relating to the Company's FAB300 software project; (iii) each Acquired Corporation Contract (to the extent that any of the Acquired Corporations has (or may have) any liability or obligation thereunder or with respect thereto after the date of this Agreement) of the type referred to in Section 2.9; (iv) each Acquired Corporation Contract (to the extent that any of the Acquired Corporations has (or may have) any liability or obligation thereunder or with respect thereto after the date of this Agreement) with any customer of any of the Acquired Corporations (except for Acquired Corporation Contracts which are similar in all material respects to the standard form of Software License Agreement and Maintenance Agreement described in that certain document entitled "Negotiation Guidelines - A 'Walk Through' of the Software License Agreement and Maintenance Agreement Terms and Conditions," an accurate and complete copy of which has been provided to Cooley Godward LLP); and (v) each other Acquired Corporation Contract (not otherwise identified in clauses "(i)" through "(iv)" of this sentence) that is material to the business of any of the Acquired Corporations.

                    (c) Each Acquired Corporation Contract is valid and in full force and effect, and is enforceable in accordance with its terms, subject to
(i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) applicable rules of law governing specific performance, injunctive relief and other equitable remedies.

                    (d) Except as set forth in Part 2.10 of the Company Disclosure Schedule: (i) none of the Acquired Corporations has violated or breached, or committed any default under, any Acquired Corporation Contract, except for violations, breaches and defaults that have not had and would not reasonably be expected to have a Material Adverse Effect on the Acquired Corporations; and, to the Knowledge of the Company, no other Person has violated or breached, or committed any default under, any Acquired Corporation Contract, except for violations, breaches or defaults that have not had and would not reasonably be expected to have a Material Adverse Effect on the Acquired Corporations; (ii) to the Knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to, (A) result in a violation or breach of any of the provisions of any Acquired Corporation Contract, (B) give any Person the right to declare a default or exercise any remedy under any Acquired Corporation Contract, (C) give any Person the right to receive or require a rebate, chargeback or penalty under any Acquired Corporation Contract,
(D) give any Person the right to accelerate the maturity or performance of any Acquired Corporation Contract, (E) result in the disclosure, release or delivery of any Acquired Corporation Source Code, or (F) give any Person the right to cancel, terminate or modify any Acquired Corporation Contract, except in each such case for defaults, acceleration rights, termination rights and other rights that have not had and would not reasonably be expected to have a Material Adverse Effect on the Acquired Corporations; and (iii) since January 1, 1996, none of the Acquired Corporations has received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Acquired Corporation Contract, except in each such case for defaults, acceleration rights, termination rights and other rights that have not had and would not reasonably be expected to have a Material Adverse Effect on the Acquired Corporations.

               (e) Without limiting the generality of the representations contained in Section 2.10(d), (i) none of the Acquired Corporations has violated or breached, or committed


                                      23.

any default under, and no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to, result in a claim against any of the Acquired Corporations under or pursuant to (A) that certain Asset Purchase Agreement dated February 19, 1998, by and among the Company, Base Ten Flowstream, Inc. and Base Ten Systems, Inc. (including under or pursuant to Section 12 thereof), (B) that certain Asset Purchase Agreement dated July 31, 1997, by and among the Company, Fast Associates Pte., Ltd. and Ng Boon Thiong (including under or pursuant to Section
2.4 thereof), or (C) that certain Settlement Agreement dated January 30, 1998, by and among the Company, Systematic Designs International, Inc. and Jen-Shih Jessi Niou; and (ii) to the Knowledge of the Company, no other Person has violated or breached, or committed any default under, and no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to, result in a claim by any of the Acquired Corporations under or pursuant to (A) that certain Asset Purchase Agreement dated February 19, 1998, by and among the Company, Base Ten Flowstream, Inc. and Base Ten Systems, Inc., (B) that certain Asset Purchase Agreement dated July 31, 1997, by and among the Company, Fast Associates Pte., Ltd. and Ng Boon Thiong, or (C) that certain Settlement Agreement dated January 30, 1998, by and among the Company, Systematic Designs International, Inc. and Jen-Shih Jessi Niou. None of the Acquired Corporations has any liability or obligation under that certain Asset Purchase Agreement dated July 2, 1996, by and among the Company, Consilium Taiwan, Inc., Systematic Designs International, Inc. and Jen-Shih Jessi Niou.

               2.11 SALE OF PRODUCTS; PERFORMANCE OF SERVICES

                    (a) The Company has delivered to Cooley Godward LLP an accurate and complete copy of the "bug list" as of September 30, 1998 with respect to each product, system, program and software module of each of the Acquired Corporations. Assuming the products, systems, programs and software modules of the Acquired Corporations are used in the manner in which they are intended to be used (including platform specifications and other product literature) and were maintained in accordance with the Company's regular maintenance program, none of the products, systems, programs or software modules of any of the Acquired Corporations would reasonably be expected to (A) disrupt, disable, harm or otherwise impede in any material respect the operation of a computer program or a computer system or the equipment on which such code resides, or (B) damage or destroy any data or files residing on a computer or computer system without the consent of the user of such computer or computer system.

                    (b) To the Knowledge of the Company, all installation services, programming services, repair services, maintenance services, support services, training services, upgrade services and other services that have been performed by the Acquired Corporations were performed properly and in substantial conformity with the terms and requirements of all applicable warranties and other Contracts and with all applicable Legal Requirements.

                    (c) Except as set forth in Part 2.11(c) of the Company Disclosure Schedule, since January 1, 1996, no customer or other Person has asserted or threatened to assert any claim against any of the Acquired Corporations (i) under or based upon any warranty provided by or on behalf of any of the Acquired Corporations, or (ii) based upon any services performed by any of the Acquired Corporations.


                                      24.

               2.12 LIABILITIES. None of the Acquired Corporations has any accrued, contingent or other liabilities of any nature, either matured or unmatured, except for: (a) liabilities identified as such in the "liabilities" column of the Unaudited Interim Balance Sheet; (b) normal and recurring current liabilities that have been incurred by the Acquired Corporations since July 31, 1998 in the ordinary course of business and consistent with past practices; (c) liabilities described in Part 2.12 of the Company Disclosure Schedule; and (d) liabilities that have not had, and would not reasonably be expected to have, a Material Adverse Effect on the Acquired Corporations.

               2.13 COMPLIANCE WITH LEGAL REQUIREMENTS. Except as set forth in
Part 2.13 of the Company Disclosure Schedule, each of the Acquired Corporations is, and has at all times since January 1, 1996 been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and would not reasonably be expected to have a Material Adverse Effect on the Acquired Corporations. Except as set forth in
Part 2.13 of the Company Disclosure Schedule, since January 1, 1996, none of the Acquired Corporations has received any notice or other communication from any Governmental Body or other Person regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

               2.14 CERTAIN BUSINESS PRACTICES. None of the Acquired Corporations nor (to the Knowledge of the Company) any director, officer, agent or employee of any of the Acquired Corporations has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

               2.15 GOVERNMENTAL AUTHORIZATIONS.

                    (a) The Acquired Corporations hold all Governmental Authorizations necessary to enable the Acquired Corporations to conduct their respective businesses in the manner in which such businesses are currently being conducted, except where the failure to hold such Governmental Authorizations has not had and would not reasonably be expected to have a Material Adverse Effect on the Acquired Corporations. Each Acquired Corporation is, and at all times since January 1, 1996 has been, in substantial compliance with the terms and requirements of such Governmental Authorizations, except where the failure to be in compliance with the terms and requirements of such Governmental Authorizations has not had and would not reasonably be expected to have a Material Adverse Effect on the Acquired Corporations. Since January 1, 1996, none of the Acquired Corporations has received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any material Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any material Governmental Authorization.

                    (b) The Company has provided Parent with an accurate and complete copy of the grant received by the Company from the National Institute of Standards and Technology ("NIST"). None of the Acquired Corporations is the beneficiary of any grant,


                                      25.

incentive or subsidy other than NIST. Except as set forth in Part 2.15(b) of the Company Disclosure Schedule, each of the Acquired Corporations is in substantial compliance with all of the terms and requirements of NIST. Except as set forth in Part 2.15(b) of the Company Disclosure Schedule, neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will (with or without notice or lapse of time) give any Person the right to revoke, withdraw, suspend, cancel, terminate or modify, NIST.

               2.16 TAX MATTERS.

                    (a) Each Tax Return required to be filed by or on behalf of the respective Acquired Corporations with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the "Acquired Corporation Returns") (i) has been or will be filed on or before the applicable due date, as extended by such Governmental Body, and (ii) has been, or will be when filed, prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on the Acquired Corporation Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date.

                    (b) Except as set forth in Part 2.16(b) of the Company Disclosure Schedule, the Unaudited Interim Balance Sheet fully accrues all actual and contingent liabilities for Taxes with respect to all periods through July 31, 1998 in accordance with generally accepted accounting principles. Since July 31, 1998, none of the Acquired Corporations has incurred any liability for any Tax other than in the ordinary course of its business.

                    (c) Except as set forth in Part 2.16(c) of the Company Disclosure Schedule, since January 1, 1993, no Acquired Corporation Return has been audited by any Governmental Body. No extension or waiver of the limitation period applicable to any of the Acquired Corporation Returns has been granted (by the Company or any other Person), and no such extension or waiver has been requested from any Acquired Corporation.

                    (d) Except as set forth in Part 2.16(d) of the Company Disclosure Schedule, no claim or Legal Proceeding is pending or, to the Knowledge of the Company, has been threatened against or with respect to any Acquired Corporation in respect of any material Tax. There are no unsatisfied liabilities for material Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by any Acquired Corporation with respect to any material Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Acquired Corporations and with respect to which adequate reserves for payment have been established on the Unaudited Interim Balance Sheet). There are no liens for material Taxes upon any of the assets of any of the Acquired Corporations except liens for current Taxes not yet due and payable. None of the Acquired Corporations has entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code (or any comparable provision of state or foreign Tax laws). None of the Acquired Corporations has been, and none of the Acquired Corporations will be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code (or any comparable provision under state or foreign Tax laws)


                                      26.

as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

                    (e) There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of any of the Acquired Corporations that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code (or any comparable provision under state or foreign Tax laws). None of the Acquired Corporations is, or has ever been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

               2.17 EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS.

                    (a) Part 2.17(a) of the Company Disclosure Schedule identifies each salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or material agreement maintained, sponsored, contributed to or required to be contributed to by any of the Acquired Corporations for the benefit of any current or former employee of any of the Acquired Corporations (including any such plan, program or material agreement maintained, sponsored, contributed to or required to be contributed to by any of the Acquired Corporations for the benefit or any current or former employee located in Korea, Singapore, Taiwan or India. (All plans, programs and material agreements of the type referred to in the prior sentence are referred to in this Agreement as the "Plans.")

                    (b) Except as set forth in Part 2.17(a) of the Company Disclosure Schedule, none of the Acquired Corporations maintains, sponsors or contributes to, and none of the Acquired Corporations has since January 1, 1996 maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or any similar pension benefit plan under the laws of any foreign jurisdiction (including Korea, Singapore, Taiwan or India), whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA), for the benefit of any current or former employee or director of any of the Acquired Corporations (a "Pension Plan").

                    (c) Except as set forth in Part 2.17(a) of the Company Disclosure Schedule, none of the Acquired Corporations maintains, sponsors or contributes to any: (i) employee welfare benefit plan (as defined in Section 3(1) of ERISA) or any similar welfare benefit plan under the laws of any foreign jurisdiction (including Korea, Singapore, Taiwan or India), whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA, for the benefit of any current or former employee or director of any of the Acquired Corporations (a "Welfare Plan"), or (ii) self-funded medical, dental or other similar Plan. None of the Plans identified in the Company Disclosure Schedule is a multiemployer plan (within the meaning of Section 3(37) of ERISA).


                                      27.

                    (d) With respect to each Plan, the Company has delivered to
Parent: (i) an accurate and complete copy of such Plan (including all amendments thereto); (ii) an accurate and complete copy of the annual report, if required under ERISA, with respect to such Plan for each of the last two years; (iii) an accurate and complete copy of the most recent summary plan description, together with each Summary of Material Modifications, if required under ERISA, with respect to such Plan, (iv) if such Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies the most recent financial statements thereof; (v) accurate and complete copies of all Contracts relating to such Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements; and (vi) an accurate and complete copy of the most recent opinion letter received from the Internal Revenue Service with respect to such Plan (if such Plan is intended to be qualified under Section 401(a) of the Code).

                    (e) None of the Acquired Corporations is or has ever been required to be treated as a single employer with any other Person under Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code. None of the Acquired Corporations has ever been a member of an "affiliated service group" within the meaning of Section 414(m) of the Code. None of the Acquired Corporations has ever made a complete or partial withdrawal from a multiemployer plan, as such term is defined in Section 3(37) of ERISA, resulting in "withdrawal liability," as such term is defined in Section 4201 of ERISA (without regard to any subsequent reduction or waiver of such liability under either Section 4207 or 4208 of ERISA).

                    (f) None of the Acquired Corporations has any plan or commitment to create any Welfare Plan or any Pension Plan, or to modify or change any existing Welfare Plan or Pension Plan (other than to comply with applicable law) in a manner that would affect any current or former employee or director of any of the Acquired Corporations.

                    (g) No Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former employee or director of any of the Acquired Corporations after any termination of service of such employee or director (other than (i) benefit coverage mandated by applicable law, including coverage provided pursuant to Section 4980B of the Code, (ii) deferred compensation benefits accrued as liabilities on the Unaudited Interim Balance Sheet, and (iii) benefits the full cost of which are borne by current or former employees or directors of any of the Acquired Corporations (or their beneficiaries)).

                    (h) Except as set forth in Part 2.17(h) of the Company Disclosure Schedule, with respect to any Plan constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, the provisions of Section 4980B of the Code ("COBRA") have been complied with in all material respects.

                    (i) Except as set forth in Part 2.17(i) of the Company Disclosure Schedule, to the Knowledge of the Company, each of the Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements, including ERISA and the Code, each Legal Requirement pursuant to which any of the Acquired Corporations is required to establish any reserve or make any contribution for the benefit of any


                                      28.

current or former employee located in Korea, Singapore, Taiwan, India or any other foreign jurisdiction and each other applicable foreign Legal Requirement.

                    (j) Each of the Plans intended to be qualified under Section 401(a) of the Code has received a favorable opinion letter from the Internal Revenue Service, and the Company is not aware of any reason why any such determination letter could be revoked.

                    (k) Except pursuant to the Change of Control Agreements or as set forth in Part 2.17(k) of the Company Disclosure Schedule, neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will result in any bonus, golden parachute, severance or other payment or obligation to any current or former employee or director of any of the Acquired Corporations (whether or not under any Plan), or materially increase the benefits payable or provided under any Plan, or result in any acceleration of the time of payment, provision or vesting of any such benefits. Without limiting the generality of the foregoing (and except pursuant to the Change of Control Agreements or as set forth in Part 2.17(k) of the Company Disclosure Schedule), the consummation of the Merger will not result in the acceleration of vesting of any unvested Company Options.

                    (l) Part 2.17(l) of the Company Disclosure Schedule identifies each employee of each of the Acquired Corporations as of the date of this Agreement, and correctly reflects, in all material respects, the current salary and any other compensation payable to such employee (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), such employee's employer, date of hire and position and the principal office of such employee. None of the Acquired Corporations is a party to any collective bargaining contract or other Contract with a labor union involving any of its employees. All of the employees of the Acquired Corporations are "at will" employees.

                    (m) Part 2.17(m) of the Company Disclosure Schedule identifies each employee of any of the Acquired Corporations who is not fully available to perform work because of disability or other leave and sets forth the basis of such disability (to the extent known by the Company) or leave and the anticipated date of such employee's return to full service.

                    (n) Each of the Acquired Corporations is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters.

                    (o) Each of the Acquired Corporations has good labor relations, and the Company has no knowledge of any facts indicating that (i) the consummation of the Merger or any of the other transactions contemplated by this Agreement will have a material adverse effect on the labor relations of any of the Acquired Corporations, or (ii) any of the employees of any of the Acquired Corporations intends to terminate his or her employment with such Acquired Corporation.

               2.18 ENVIRONMENTAL MATTERS. Each of the Acquired Corporations is in compliance in all material respects with all applicable Environmental Laws, which compliance


                                      29.

includes the possession by each of the Acquired Corporations of all permits and other Governmental Authorizations required of them under applicable Environmental Laws, and compliance in all material respects with the terms and conditions thereof. To the Knowledge of the Company, since January 1, 1996, none of the Acquired Corporations has received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that any of the Acquired Corporations is not in compliance in all material respects with any Environmental Law. To the Knowledge of the Company, no current or prior owner of any property leased by any of the Acquired Corporations has received any notice or other communication (in writing or otherwise), whether from a Government Body, citizens group, employee or otherwise, that alleges that such current or prior owner or any of the Acquired Corporations is not in compliance in all material respects with any Environmental Law. To the Knowledge of the Company (a) all property that is leased to or used by the Company, and all surface water, groundwater and soil associated with such property is free of any material environmental contamination of any nature, (b) none of the property leased to or used by any of the Acquired Corporations presently contains any underground storage tanks, asbestos, equipment using PCBs or underground injection wells, and (c) none of the property leased to or used by any of the Acquired Corporations presently contains any septic tanks in which process wastewater or any Materials of Environmental Concern have been disposed. To the Knowledge of the Company, no Acquired Corporation has sent or transported, or arranged to send or transport, any Materials of Environmental Concern to a site that, pursuant to any applicable Environmental Law (i) has been placed on the "National Priorities List" of hazardous waste sites or any similar state list, (ii) is otherwise designated or identified as a potential site for remediation, cleanup, closure or other environmental remedial activity, or (iii) is subject to a Legal Requirement to take "removal" or "remedial' action as detailed in any applicable Environmental Law or to make payment for the cost of cleaning up the site. (For purposes of this Section 2.18: (A) "Environmental Law" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health from Materials of Environmental Concern or protection of the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (B) "Materials of Environmental Concern" means chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is regulated by any Governmental Body with respect to the environment.)

               2.19 INSURANCE. The Company has delivered to Parent a copy of all material insurance policies and all material self insurance programs and arrangements relating to the business, assets and operations of the Acquired Corporations. Except as set forth in Part 2.19 of the Company Disclosure Schedule, each of such insurance policies is in full force and effect. Since January 1, 1996, none of the Acquired Corporations has received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any material claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy. Except as set forth in Part 2.19 of the Company Disclosure Schedule, there is no pending workers' compensation or other claim under or based upon any insurance policy of any of the Acquired Corporations.


                                      30.

               2.20 TRANSACTIONS WITH AFFILIATES. Except as set forth in the Company SEC Reports, since the date of the Company's last proxy statement filed with the SEC, no event has occurred that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC. Part 2.20 of the Company Disclosure Schedule identifies each person who is (or who may be deemed to be) an "affiliate" (as that term is used in Rule 145 under the Securities Act) of the Company as of the date of this Agreement.

               2.21 LEGAL PROCEEDINGS; ORDERS.

                    (a) There is no pending Legal Proceeding, and (to the Knowledge of the Company) no Person has threatened to commence any Legal
Proceeding: (i) that involves any of the Acquired Corporations or any of the assets owned or used by any of the Acquired Corporations and that, if adversely determined, would reasonably be expected to have a Material Adverse Effect on the Acquired Corporations; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the Knowledge of the Company, no event has occurred, and no claim, dispute or other condition or circumstance exists, that would reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

                    (b) There is no material order, writ, injunction, judgment or decree to which any of the Acquired Corporations, or any of the assets owned or used by any of the Acquired Corporations, is subject. To the Knowledge of the Company, no officer or key employee of any of the Acquired Corporations is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other key employee from engaging in or continuing any conduct, activity or practice relating to the business of any of the Acquired Corporations.

               2.22 AUTHORITY; INAPPLICABILITY OF ANTI-TAKEOVER STATUTES; BINDING NATURE OF AGREEMENT. The Company has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement. The board of directors of the Company (at a meeting duly called and held on October 12, 1998) has (a) determined (pursuant to a unanimous vote of all members of the board of directors of the Company) that the Merger is advisable and fair and in the best interests of the Company and its stockholders, (b) authorized and approved (pursuant to a unanimous vote of all members of the board of directors of the Company) the execution, delivery and performance of this Agreement by the Company and approved (pursuant to a unanimous vote of all members of the board of directors of the Company) the Merger, (c) recommended (pursuant to a unanimous vote of all members of the board of directors of the Company) the approval of this Agreement and the Merger by the holders of Company Common Stock and directed that this Agreement and the Merger be submitted for consideration by the Company's stockholders at the Company Stockholders' Meeting (as defined in Section 5.2), and (d) adopted (pursuant to a unanimous vote of all members of the board of directors of the Company) a resolution having the effect of causing the Company not to be subject to any state takeover law or similar Legal Requirement that might otherwise apply to the Merger or any of the other transactions contemplated by this Agreement. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application


                                      31.

relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

               2.23 SECTION 203 OF THE DGCL NOT APPLICABLE. As of the date hereof and at all times on or prior to the Effective Time, the restrictions applicable to business combinations contained in Section 203 of the DGCL are, and will be, inapplicable to the execution, delivery and performance of this Agreement and to the consummation of the Merger and the other transactions contemplated by this Agreement. Prior to the execution of those certain Voting Agreements of even date herewith between Parent and each of the Persons identified in Part 2.23 of the Company Disclosure Schedule, the Board of Directors of the Company approved said Voting Agreements and the transactions contemplated thereby.

               2.24 INAPPLICABILITY OF SECTION 2115 OF CALIFORNIA CORPORATIONS CODE. The Company is not subject to Section 2115 of the California Corporations Code.

               2.25 NO EXISTING DISCUSSIONS. As of the date of this Agreement (and since the date of the "no-shop" agreement dated September 17, 1998 executed by the Company), none of the Acquired Corporations has engaged, directly or indirectly, in any discussions or negotiations with any other Person with respect to any Acquisition Proposal.

               2.26 ACCOUNTING MATTERS. To the Knowledge of the Company, neither the Company nor any affiliate (as that term is used in Rule 145 under the Securities Act) of any of the Acquired Corporations has taken or agreed to take, or plans to take, any action that could prevent Parent from accounting for the Merger as a "pooling of interests" in accordance with generally accepted accounting principles, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC. Arthur Andersen LLP has confirmed in a letter the date of this Agreement and addressed to the Company, an executed copy of which has been delivered to Parent and PricewaterhouseCoopers LLP, that (subject to the qualifications contained in such letter) Arthur Andersen LLP's concurrence with the Company's management's conclusion that the Company is a "poolable entity" in accordance with generally accepted accounting principles, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC.

               2.27 VOTE REQUIRED. The affirmative vote of the holders of a majority of the shares of Company Common Stock outstanding on the record date for the Company Stockholders' Meeting (the "Required Company Stockholder Vote") is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement, the Merger and the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, no vote of the holders of Company Preferred Stock is necessary to approve this Agreement, the Merger or any of the other transactions contemplated by this Agreement.

               2.28 NON-CONTRAVENTION; CONSENTS. Neither (1) the execution, delivery or performance of this Agreement by the Company, nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement by the Company, will (with or without notice or lapse of time):


                                      32.

                    (a) contravene, conflict with or result in a violation of
        (i) any of the provisions of the certificate of incorporation, bylaws or other charter or organizational documents of any of the Acquired Corporations, or (ii) any resolution adopted by the stockholders, the board of directors or any committee of the board of directors of any of the Acquired Corporations;

                    (b) contravene, conflict with or result in a violation of any Legal Requirement, or give any Governmental Body or other Person the right to challenge the Merger or any of the other transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under any order, writ, injunction, judgment or decree to which any of the Acquired Corporations, or any of the assets owned or used by any of the Acquired Corporations, is subject;

                    (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by any of the Acquired Corporations or that otherwise relates to the business of any of the Acquired Corporations or to any of the assets owned or used by any of the Acquired Corporations;

                    (d) contravene, conflict with or result in a material violation or breach of, or result in a material default under, any provision of any Acquired Corporation Contract of the type referred to in Section 2.10(a), or give any Person the right to (i) declare a default or exercise any remedy under any such Acquired Corporation Contract, (ii) accelerate the maturity or performance of any such Acquired Corporation Contract, or (iii) cancel, terminate or modify any term of such Acquired Corporation Contract; or

                    (e) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by any of the Acquired Corporations (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of any of the Acquired Corporations).

Except as may be required by the Exchange Act, the DGCL, the HSR Act, the GWB and the NASD Bylaws (as they relate to the Form S-4 Registration Statement and the Prospectus/Proxy Statement) and except as set forth in Part 2.28 of the Company Disclosure Schedule, none of the Acquired Corporations was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

               2.29 FAIRNESS OPINION. The Company's board of directors has received the written opinion of Broadview International LLC, financial advisor to the Company, dated the date of this Agreement, to the effect that the consideration to be received by the stockholders of


                                      33.

the Company in the Merger is fair to the stockholders of the Company from a financial point of view.

               2.30 FINANCIAL ADVISOR. Except for Broadview International LLC, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of any of the Acquired Corporations. The total of all fees, commissions and other amounts that have been paid by the Company to Broadview International LLC and all fees, commissions and other amounts that may become payable to Broadview International LLC by the Company if the Merger is consummated will not exceed $150,000, plus reasonable expenses that have been or may be incurred by Broadview International LLC pursuant to its engagement by the Company; provided, however, that if (a) an Acquisition Proposal is made, and (b) the Company engages Broadview International LLC to advise the Company with respect to such Acquisition Proposal, the Company may agree to pay additional fees, commissions and other amounts to Broadview International LLC (in which case, the Company will promptly advise Parent of the amount of such fees, commissions and other amounts). The Company has furnished to Parent accurate and complete copies of all agreements under which any such fees, commissions or other amounts have been paid to and all indemnification and other agreements related to the engagement of Broadview International LLC.

               2.31 FULL DISCLOSURE. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Form S-4 Registration Statement will, at the time the Form S-4 Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Prospectus/Proxy Statement will, at the time the Prospectus/Proxy Statement is mailed to the stockholders of the Company or at the time of the Company Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Prospectus/Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent for inclusion or incorporation by reference in the Prospectus/Proxy Statement.

        SECTION 3. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        Parent and Merger Sub represent and warrant to the Company as follows:

               3.1 ORGANIZATION, STANDING AND POWER. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary power and authority: (a) to conduct its business in the manner in which its business is currently being conducted; (b) to own and use its assets in the manner in


                                      34.

which its assets are currently owned and used; and (c) to perform its obligations under all Contracts by which it is bound. Each of Parent and Merger Sub is duly qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification and where the failure to be so qualified would have a Material Adverse Effect on Parent.

               3.2 SEC FILINGS; FINANCIAL STATEMENTS.

                   (a) Parent has delivered or made available to the Company (including through the SEC EDGAR system) accurate and complete copies (excluding copies of exhibits) of each report, registration statement and definitive proxy statement filed by Parent with the SEC between October 26, 1997 and the date of this Agreement (the "Parent SEC Documents"). Since October 26, 1997, all statements, reports, schedules, forms and other documents required to have been filed by Parent with the SEC have been so filed. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                   (b) The consolidated financial statements contained in the Parent SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements and, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments); and (iii) fairly present the consolidated financial position of Parent and its subsidiaries as of the respective dates thereof and the consolidated results of operations of Parent and its subsidiaries for the periods covered thereby.

               3.3 DISCLOSURE. None of the information supplied or to be supplied by or on behalf of Parent for inclusion in the Form S-4 Registration Statement will, at the time the Form S-4 Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by or on behalf of Parent for inclusion or incorporation by reference in the Prospectus/Proxy Statement will, at the time the Prospectus/Proxy Statement is mailed to the stockholders of the Company or at the time of the Company Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Prospectus/Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder, except that no representation or warranty is made by Parent with respect to


                                      35.

statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference in the Prospectus/Proxy Statement.

               3.4 AUTHORITY; BINDING NATURE OF AGREEMENT. Parent and Merger Sub have the absolute and unrestricted right, power and authority to perform their obligations under this Agreement; and the execution, delivery and performance by Parent and Merger Sub of this Agreement have been duly authorized by all necessary action on the part of Parent and Merger Sub and their respective boards of directors. This Agreement constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against them in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

               3.5 NO VOTE REQUIRED. No vote of the holders of Parent Common Stock is required to authorize the Merger.

               3.6 NON-CONTRAVENTION; CONSENTS. Neither the execution and delivery of this Agreement by Parent and Merger Sub nor the consummation by Parent and Merger Sub of the Merger will (a) conflict with or result in any breach of any provision of the certificate of incorporation or bylaws of Parent or the certificate of incorporation or bylaws of Merger Sub, (b) result in a default by Parent or Merger Sub under any Contract to which Parent or Merger Sub is a party, except for any default which has not had and will not have a Material Adverse Effect on Parent, or (c) result in a violation by Parent or Merger Sub of any order, writ, injunction, judgment or decree to which Parent or Merger Sub is subject, except for any violation which has not had and will not have a Material Adverse Effect on Parent. Except as may be required by the Securities Act, the Exchange Act, state securities or "blue sky" laws, the DGCL, the HSR Act and the NASD Bylaws (as they relate to the S-4 Registration Statement and the Prospectus/Proxy Statement), Parent is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution, delivery or performance of this Agreement or the consummation of the Merger.

               3.7 VALID ISSUANCE. The Parent Common Stock to be issued in the Merger will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable.

               3.8 ACCOUNTING MATTERS. To the knowledge of Parent, neither Parent nor any of its affiliates has taken or agreed to, or plans to, take any action that would prevent Parent from accounting for the Merger as a "pooling of interests" in accordance with generally accepted accounting principles, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC. Parent has received a letter dated the date of this Agreement, from PricewaterhouseCoopers LLP, a copy of which has been delivered to the Company, regarding PricewaterhouseCoopers LLP's concurrence with Parent's management's conclusion (subject to the qualifications contained in such letter) that the Merger should be treated as a "pooling of interests" in accordance with generally accepted accounting principles, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC.


                                      36.

        SECTION 4. CERTAIN COVENANTS OF THE COMPANY

               4.1 ACCESS AND INVESTIGATION. During the period from the date of this Agreement through the Effective Time (the "Pre-Closing Period"), the Company shall, and shall cause the respective Representatives of the Acquired Corporations to: (a) provide Parent and Parent's Representatives with reasonable access to the Acquired Corporations' Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations; and (b) provide Parent and Parent's Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations, and with such additional financial, operating and other data and information regarding the Acquired Corporations, as Parent may reasonably request. Without limiting the generality of the foregoing, during the Pre-Closing Period, the Company shall promptly provide Parent with copies of:

                       (i) all material operating and financial reports prepared by the Company and its Subsidiaries for the Company's senior management, including (A) copies of the unaudited quarterly consolidated balance sheets of the Acquired Corporations and the related unaudited quarterly consolidated statements of operations, statements of stockholders' equity and statements of cash flows and (B) copies of any sales forecasts, development plans and hiring reports prepared for the Company's senior management;

                       (ii) any written materials or communications sent by or on behalf of the Company to its stockholders;

                       (iii) any notice, report or other document (A) filed with or sent to NIST, or (B) filed with or sent to any Governmental Body in connection with the Merger or any of the other transactions contemplated by this Agreement; and

                       (iv) any material notice, report or other document received by any of the Acquired Corporations from any Governmental Body.

               4.2 OPERATION OF THE COMPANY'S BUSINESS.

                   (a) During the Pre-Closing Period: (i) the Company shall ensure that each of the Acquired Corporations conducts its business and operations (A) in the ordinary course and in accordance with past practices and
(B) in substantial compliance with all applicable Legal Requirements and the material requirements of all Acquired Corporation Contracts of the type referred to in Section 2.10(a); (ii) the Company shall use all reasonable efforts to ensure that each of the Acquired Corporations preserves intact its current business organization, keeps available the services of its current officers and other employees and maintains its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with the respective Acquired Corporations; and (iii) the Company shall keep in full force or renew all insurance policies referred to in Section 2.19.


                                      37.

                   (b) During the Pre-Closing Period, the Company shall not (without the prior written consent of Parent), and shall not permit any of the other Acquired Corporations to:

                       (i) declare, accrue, set aside or pay any dividend (other than in accordance with the Company's Certificate of Designation of Series A Convertible Preferred Stock) or make any other distribution in respect of any shares of capital stock, or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities;

                       (ii) sell, issue, grant or authorize the issuance or grant of (A) any capital stock or other security, (B) any option, call, warrant or right to acquire any capital stock or other security, or (C) any instrument convertible into or exchangeable for any capital stock or other security (except that (1) the Company may issue shares of Company Common Stock (x) upon the valid exercise of Company Options or Company Warrants outstanding as of the date of this Agreement, (y) pursuant to the ESPP, or (z) upon the valid conversion of shares of Company Preferred Stock outstanding as of the date of this Agreement, and (2) the Company may, in the ordinary course of business and consistent with past practices, grant options under its stock option plans to purchase no more than a total of 100,000 shares of Company Common Stock to employees of the Company);

                       (iii) amend or waive any of its rights under, or accelerate the vesting under, any provision of any of the Company's stock option plans, any provision of any agreement evidencing any outstanding stock option or any restricted stock purchase agreement, or otherwise modify any of the terms of any outstanding option, warrant or other security or any related Contract;

                       (iv) amend or permit the adoption of any amendment to its certificate of incorporation or bylaws or other charter or organizational documents, or effect or become a party to any merger, consolidation, amalgamation, share exchange, business combination, recapitalization, reclassification of shares, stock split, division or subdivision of shares, reverse stock split, consolidation of shares or similar transaction;

                       (v) form any Subsidiary or acquire any equity interest or other interest in any other Entity;

                       (vi) make any capital expenditure (except that the Acquired Corporations may make capital expenditures in the ordinary course of business and consistent with past practices that, when added to all other capital expenditures made on behalf of the Acquired Corporations during the Pre-Closing Period, do not exceed $250,000 in the aggregate);

                       (vii) enter into or become bound by, or permit any of the assets owned or used by it to become bound by (A) any Contract with any semiconductor equipment manufacturer; or (B) any Contract of the type referred to in clauses "(i)," "(ii)" and "(v)" through "(xiv)" of
        Section 2.10(a) (other than licenses of third party software


                                      38.

        for FAB300 and Contracts with the parties referred to in Part 4.2(b)(vii) of the Company Disclosure Schedule);

                       (viii) amend or terminate, or waive or exercise any material right or remedy under, any Material Contract, other than in the ordinary course of business consistent with past practices;

                       (ix) acquire, lease or license any right or other asset from any other Person or sell or otherwise dispose of, or lease or license, any right or other asset to any other Person (except in the ordinary course of business and consistent with past practices), or waive or relinquish any material right;

                       (x) lend money to any Person, or incur or guarantee any indebtedness (except that the Company may (A) make routine borrowings in the ordinary course of business and consistent with past practices under its current line of credit with Venture Banking Group;
        (B) (in the ordinary course of business and consistent with past practices) make advances to employees for valid business purposes); and
        (C) negotiate and post a guarantee bond in order to proceed with its opposition of the claims asserted by the French Tax Administration against Consilium SARL related to its audit of the 1993-1995 fiscal year tax returns);

                       (xi) establish, adopt or amend any employee benefit plan, pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees (except that the Company may in the ordinary course of business and consistent with past practices (A) make routine, reasonable salary increases in connection with the Company's customary employee review process, (B) pay customary bonuses in accordance with existing bonus plans referred to in Part 2.17(a) of the Company Disclosure Schedule or new bonus plans consistent with existing bonus plans, (C) make profit sharing or similar payments, (D) adopt a new sales commission plan as long as the Company provides Parent with a copy of such plan and consults with Parent with respect to such plan prior to the adoption of such plan, and (E) pay performance bonuses as contemplated by Part 4.2(b)(xi) of the Company Disclosure Schedule;

                       (xii) hire any employee at the level of vice president or above;

                       (xiii) change any of its methods of accounting or accounting practices in any respect;

                       (xiv) take or permit to be taken any action that could preclude Parent from accounting for the merger as a "pooling of interests" for accounting purposes;

                       (xv) make any Tax election inconsistent with past practices;


                                      39.

                       (xvi) settle any Legal Proceeding involving payments by any of the Acquired Corporations in excess of $250,000 or equitable relief against any of the Acquired Corporations;

                       (xvii) enter into any material transaction or take any other material action outside the ordinary course of business or inconsistent with past practices; or

                       (xviii) agree or commit to take any of the actions described in clauses "(i)" through "(xvii)" of this Section 4.2(b).

Parent agrees not to unreasonably withhold or delay its consent to any of the actions referred to in clause "(vi)" of this Section 4.2(b).

Without limiting any other provision of this Section 4.2(b), during the Pre-Closing Period, the Company agrees to consult with Parent a reasonable period of time prior to: (A) permitting any of the Acquired Corporations to enter into (1) any letter of intent, memorandum of understanding or other Contract relating to the Company's FAB300 software project, or (2) any Contract of the type referred to in Section 2.10(a)(iii), and (B) hiring any employee at the level of manager through (but not including) vice president (it being understood that the actions referred to in this sentence shall not require the prior written consent of Parent).

                   (c) During the Pre-Closing Period, the Company shall promptly notify Parent in writing of: (i) the discovery by the Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by the Company in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by the Company in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any material breach of any covenant or obligation of the Company; and (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 6 or Section 7 impossible or unlikely or that has had or could reasonably be expected to have a Material Adverse Effect on the Acquired Corporations. Without limiting the generality of the foregoing, the Company shall promptly advise Parent in writing of any Legal Proceeding or material claim threatened, commenced or asserted against or with respect to any of the Acquired Corporations. No notification given to Parent pursuant to this Section 4.2(c) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of the Company contained in this Agreement.

               4.3 NO SOLICITATION.

                   (a) The Company shall not directly or indirectly, and shall not authorize or permit any of the other Acquired Corporations or any Representative of any of the Acquired Corporations directly or indirectly to,
(i) solicit, initiate, encourage or induce the


                                      40.

making, submission or announcement of any Acquisition Proposal or take any action that could reasonably be expected to lead to an Acquisition Proposal,
(ii) furnish any information regarding any of the Acquired Corporations to any Person in connection with or in response to an Acquisition Proposal, (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Transaction; provided, however, that prior to the adoption and approval of this Agreement by the Required Company Stockholder Vote, the Company shall not be prohibited by this Section 4.3(a) from furnishing nonpublic information regarding the Acquired Corporations to, or entering into discussions with, any Person in response to a Superior Offer that is submitted by such Person (and not withdrawn) if (1) neither the Company nor any Representative of any of the Acquired Corporations shall have violated any of the restrictions set forth in this Section 4.3, (2) the board of directors of the Company concludes in good faith, after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with the fiduciary obligations of such board of directors to the Company's stockholders under applicable law, (3) prior to furnishing any such nonpublic information to, or entering into discussions with, such Person, the Company gives Parent written notice of the identity of such Person and of the Company's intention to furnish nonpublic information to, or enter into discussions with, such Person, and the Company receives from such Person an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such Person by or on behalf of the Company, and (4) prior to furnishing any such nonpublic information to such Person, the Company furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously furnished by the Company to Parent). The parties agree that for purposes of the preceding sentence (but for no other purpose), an offer which is conditioned on completion of due diligence (and regarding which the board of directors of the Company determines, in good faith, based on the advice of its financial advisor, that financing is likely to be obtained) shall be deemed to constitute a "Superior Offer" if such offer otherwise meets the definition of "Superior Offer" set forth in Exhibit A (other than the financing portion of such definition). Without limiting the generality of the foregoing, the Company acknowledges and agrees that any violation of any of the restrictions set forth in the preceding sentence by any Representative of any of the Acquired Corporations, whether or not such Representative is purporting to act on behalf of any of the Acquired Corporations, shall be deemed to constitute a breach of this Section 4.3 by the Company.

                   (b) The Company shall promptly advise Parent orally and in writing of any Acquisition Proposal (including the identity of the Person making or submitting such Acquisition Proposal and the terms thereof) that is made or submitted by any Person during the Pre-Closing Period. The Company shall keep Parent fully informed with respect to the status of any such Acquisition Proposal and any modification or proposed modification thereto.


                                      41.

        SECTION 5. ADDITIONAL COVENANTS OF THE PARTIES

               5.1 REGISTRATION STATEMENT; PROSPECTUS/PROXY STATEMENT.

                   (a) As promptly as practicable after the date of this Agreement, Parent and the Company shall prepare and cause to be filed with the SEC the Prospectus/Proxy Statement and Parent shall prepare and cause to be filed with the SEC the Form S-4 Registration Statement, in which the Prospectus/Proxy Statement will be included as a prospectus. provided, however, that notwithstanding anything to the contrary contained in this Section 5.1(a), if (and to the extent) Parent so elects: (i) the Proxy Statement Prospectus shall initially be filed with the SEC on a confidential basis as a proxy statement of Parent under the Securities Act); (ii) until such time as Parent has determined that it is reasonably likely that the SEC will promptly declare the Form S-4 Registration Statement effective under the Securities Act, all amendments to the Proxy Statement/Prospectus shall be filed with the SEC on a confidential basis as amendments to the proxy statement of the Company under
Section 14 of the Exchange Act; and (iii) Parent shall not be obligated to file the Form S-4 Registration Statement with the SEC until such time as Parent has determined that it is reasonably likely that the SEC will promptly declare the Form S- 4 Registration Statement effective under the Securities Act. Each of Parent and the Company shall use all reasonable efforts to cause the Form S-4 Registration Statement and the Prospectus/Proxy Statement to comply with the rules and regulations promulgated by the SEC, to respond promptly to any comments of the SEC or its staff and to have the Form S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after it is filed with the SEC. The Company will use all reasonable efforts to cause the Prospectus/Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after the Form S-4 Registration Statement is declared effective under the Securities Act. The Company shall promptly furnish to Parent all information concerning the Acquired Corporations and the Company's stockholders that may be required or reasonably requested in connection with any action contemplated by this Section 5.1. If any event relating to any of the Acquired Corporations occurs, or if the Company becomes aware of any information, that should be disclosed in an amendment or supplement to the Form S-4 Registration Statement or the Prospectus/Proxy Statement, then the Company shall promptly inform Parent thereof and shall cooperate with Parent in filing such amendment or supplement with the SEC and, if appropriate, in mailing such amendment or supplement to the stockholders of the Company.

                   (b) Prior to the Effective Time, Parent shall use reasonable efforts to obtain all regulatory approvals needed to ensure that the Parent Common Stock to be issued in the Merger will be registered or qualified under the securities law of every jurisdiction of the United States in which any registered holder of Company Common Stock has an address of record on the record date for determining the stockholders entitled to notice of and to vote at the Company Stockholders' Meeting; provided, however, that Parent shall not be required (i) to qualify to do business as a foreign corporation in any jurisdiction in which it is not now qualified or (ii) to file a general consent to service of process in any jurisdiction.



        5.2 COMPANY STOCKHOLDERS' MEETING.

                   (a) The Company shall take all action necessary under all applicable Legal Requirements to call, give notice of, convene and hold a meeting of the holders of



                                      42.

Company Common Stock to consider, act upon and vote upon the adoption and approval of this Agreement and the approval of the Merger (the "Company Stockholders' Meeting"). The Company Stockholders' Meeting will be held as promptly as practicable and in any event within 45 days after the Form S-4 Registration Statement is declared effective under the Securities Act. The Company shall ensure that the Company Stockholders' Meeting is called, noticed, convened, held and conducted, and that all proxies solicited in connection with the Company Stockholders' Meeting are solicited, in compliance with all applicable Legal Requirements. The Company's obligation to call, give notice of, convene and hold the Company Stockholders' Meeting in accordance with this
Section 5.2(a) shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission of any Superior Offer or other Acquisition Proposal, or by any withdrawal, amendment or modification of the recommendation of the board of directors of the Company with respect to the Merger.

                   (b) Subject to Section 5.2(c): (i) the board of directors of the Company shall unanimously recommend that the Company's stockholders vote in favor of and adopt and approve this Agreement and approve the Merger at the Company Stockholders' Meeting; (ii) the Prospectus/Proxy Statement shall include a statement to the effect that the board of directors of the Company has unanimously recommended that the Company's stockholders vote in favor of and adopt and approve this Agreement and approve the Merger at the Company Stockholders' Meeting; and (iii) neither the board of directors of the Company nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify, in a manner adverse to Parent, the unanimous recommendation of the board of directors of the Company that the Company's stockholders vote in favor of and adopt and approve this Agreement and approve the Merger. For purposes of this Agreement, said recommendation of the board of directors of the Company shall be deemed to have been modified in a manner adverse to Parent if said recommendation shall no longer be unanimous.

                   (c) Nothing in Section 5.2(b) shall prevent the board of directors of the Company from withdrawing, amending or modifying its unanimous recommendation in favor of the Merger at any time prior to the adoption and approval of this Agreement by the Required Company Stockholder Vote if (i) a Superior Offer is made to the Company and is not withdrawn, (ii) neither the Company nor any of its Representatives shall have violated any of the restrictions set forth in Section 4.3, (iii) the board of directors of the Company concludes in good faith, after consultation with its outside counsel, that, in light of such Superior Offer, it would be inconsistent with the fiduciary obligations of the board of directors of the Company to the Company's stockholders under applicable law not to withdraw, amend or modify such recommendation, (iv) the Company provides Parent with at least 24 hours prior notice of any meeting of the Company's board of directors at which such board of directors is expected to consider such Superior Offer, and (v) the Company's board of directors does not withdraw, amend or modify its unanimous recommendation in favor of the Merger for at least 48 hours after the Company provides Parent with the name of the Person making such Superior Offer and a copy of such Superior Offer. Nothing contained in this Section 5.2 shall limit the Company's obligation to call, give notice of, convene and hold the Company Stockholders' Meeting (regardless of whether the unanimous recommendation of the board of directors of the Company shall have been withdrawn, amended or modified).



                                      43.

               5.3 REGULATORY APPROVALS. Each party shall use all reasonable efforts to file, as promptly as practicable after the date of this Agreement, all notices, reports and other documents required to be filed by such party with any Governmental Body with respect to the Merger and the other transactions contemplated by this Agreement, and to submit promptly any additional information requested by any such Governmental Body. Without limiting the generality of the foregoing, the Company and Parent shall, promptly after the date of this Agreement, prepare and file the notifications required under the HSR Act in connection with the Merger. The Company and Parent shall respond as promptly as practicable to (i) any inquiries or requests received from the Federal Trade Commission or the Department of Justice for additional information or documentation and (ii) any inquiries or requests received from any state attorney general or other Governmental Body in connection with antitrust or related matters. Each of the Company and Parent shall (1) give the other party prompt notice of the commencement of any Legal Proceeding by or before any Governmental Body with respect to the Merger or any of the other transactions contemplated by this Agreement, (2) keep the other party informed as to the status of any such Legal Proceeding, and (3) promptly inform the other party of any communication to or from the Federal Trade Commission, the Department of Justice or any other Governmental Body regarding the Merger. The Company and Parent will consult and cooperate with one another, and will consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any Legal Proceeding under or relating to the HSR Act or any other federal or state antitrust or fair trade law. In addition, except as may be prohibited by any Governmental Body or by any Legal Requirement, in connection with any Legal Proceeding under or relating to the HSR Act or any other federal or state antitrust or fair trade law or any other similar Legal Proceeding, each of the Company and Parent will permit authorized Representatives of the other party to be present at each meeting or conference relating to any such Legal Proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Body in connection with any such Legal Proceeding.

               5.4 STOCK OPTIONS.

                   (a) Subject to Section 5.4(b), at the Effective Time, all rights with respect to Company Common Stock under each Company Option then outstanding shall be converted into and become rights with respect to Parent Common Stock, and Parent shall assume each such Company Option in accordance with the terms (as in effect as of the date of this Agreement) of the stock option plan under which it was issued, the stock option agreement by which it is evidenced and any applicable Change of Control Agreement. From and after the Effective Time, (i) each Company Option assumed by Parent may be exercised solely for shares of Parent Common Stock, (ii) the number of shares of Parent Common Stock subject to each such Company Option shall be equal to the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounding down to the nearest whole share, (iii) the per share exercise price under each such Company Option shall be adjusted by dividing the per share exercise price under such Company Option by the Exchange Ratio and rounding up to the nearest cent and
(iv) any restriction on the exercise of any such Company Option shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Company Option shall otherwise remain unchanged; provided, however, that each Company Option





                                      44.

assumed by Parent in accordance with this Section 5.4(a) shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction subsequent to the Effective Time. Parent shall file with the SEC, within 7 days after the date on which the Merger becomes effective, a registration statement on Form S-8 relating to the shares of Parent Common Stock issuable with respect to the Company Options assumed by Parent in accordance with this Section 5.4(a). As soon as practicable after the Effective Time (but in no event later than 30 days thereafter), Parent shall deliver to each holder of a Company Option an appropriate notice setting forth such holder's rights with respect to such Company Option and indicating that such Company Option shall continue in effect on the same terms and conditions as were in effect immediately prior to the Effective Time (subject to the adjustments required pursuant to Section 5.4(a)).

                   (b) Notwithstanding anything to the contrary contained in this Section 5.4, in lieu of assuming outstanding Company Options in accordance with Section 5.4(a), Parent may, at its election, cause such outstanding Company Options to be replaced by issuing reasonably equivalent replacement stock options in substitution therefor ("Replacement Options"). The number of shares of Parent Common Stock subject to a Replacement Option, as well as the per share exercise price of such Replacement Option, shall be determined in the manner specified in Section 5.4(a). If Parent elects to substitute Replacement Options in lieu of assuming outstanding Company Options, Parent shall take all corporate action necessary to approve the Replacement Options described in this Section 5.4(b) in a manner qualifying under Section 424(a) of the Code and shall deliver an agreement evidencing such Replacement Options to each applicable holder of a Company Option within 30 days after the Effective Time. Shares of Parent Common Stock issuable pursuant to the Replacement Options granted pursuant to this
Section 5.4(b) shall be registered on the Form S-8 Registration Statement referred to in Section 5.4(a).

                   (c) The Company shall take all action that may be necessary (under the plans pursuant to which Company Options are outstanding and otherwise) to effectuate the provisions of this Section 5.4 and to ensure that, from and after the Effective Time, holders of Company Options have no rights with respect thereto other than those specifically provided in this Section 5.4.

                   (d) As of the Effective Time, the ESPP shall be terminated. The rights of participants in the ESPP with respect to any offering period then underway under the ESPP shall be determined by treating the last business day prior to the Effective Time as the last day of such offering period and by making such other pro-rata adjustments as may be required pursuant to the ESPP to reflect the reduced offering period but otherwise treating such offering period as a fully effective and completed offering period for all purposes of such Plan. Prior to the Effective Time, the Company shall take all actions that are necessary to give effect to the transactions contemplated by this Section 5.4(d); provided, however, that the change in the offering period referred to in this Section 5.4(d) shall be conditioned upon the consummation of the Merger.

               5.5 EMPLOYEE BENEFITS. Parent agrees that all employees of the Company who continue employment with Parent after the Effective Time shall be eligible to participate in Parent's health, vacation and other employee benefit plans, to the same extent as employees of



                                      45.

Parent in similar positions and at similar grade levels (it being understood that such employees' shall be eligible to begin to participate (i) in Parent's employee stock purchase plan upon the commencement of the first new offering period that commences following the Effective Time, and (ii) in Parent's other employee benefit plans in accordance with the terms of such plans; provided, however, that in the case of plans for which the Company maintains a plan offering the same type of benefit, such eligibility need not be offered by Parent until the corresponding plan of the Company ceases to be available after the Effective Time). As soon as administratively feasible following the Effective Time, Parent agrees to take whatever action is necessary to transition Company employees into Parent's employee benefits plans as contemplated by the first sentence of this Section 5.5. Further, until such time that the continuing Company employees are covered under an employee benefit plan of Parent, they shall continue to be covered under the corresponding Company Plan that offers the same type of benefit. Parent also agrees to provide each such continuing employee with full credit for service as an employee of the Company or any affiliate thereof prior to the Effective Time for the following purposes only: for purposes of eligibility, vesting and determination of the level of benefits under any employee benefit plan or arrangement maintained by Parent, including Parent's 401(k) plan, and for Parent's vacation program. Notwithstanding the foregoing, to the extent permitted by law, Parent reserves the right to enforce, on a nondiscriminatory basis, any otherwise applicable pre-existing condition limitation under its medical plan with respect to any Company employee who does not enroll in Parent's medical plan at the time Parent's medical plan is first made available to such Company employee.

               5.6 INDEMNIFICATION OF OFFICERS AND DIRECTORS.

                   (a) All rights to indemnification existing in favor of those Persons who are directors and officers of the Company as of the date of this Agreement (the "Indemnified Persons") for acts and omissions occurring prior to the Effective Time, as provided in the Company's Bylaws (as in effect as of the date of this Agreement) and as provided in the indemnification agreements between the Company and said Indemnified Persons (as in effect as of the date of this Agreement), shall survive the Merger and shall be observed by the Surviving Corporation to the fullest extent available under Delaware law for a period of five years from the Effective Time.

                   (b) From the Effective Time until the fifth anniversary of the Effective Time, the Surviving Corporation shall maintain in effect, for the benefit of the Indemnified Persons with respect to acts or omissions occurring prior to the Effective Time, the existing policy of directors' and officers' liability insurance maintained by the Company as of the date of this Agreement (the "Existing Policy"); provided, however, that (i) the Surviving Corporation may substitute for the Existing Policy a policy or policies of comparable coverage, and (ii) the Surviving Corporation shall not be required to pay an annual premium for the Existing Policy (or for any substitute policies) in excess of $168,750. In the event any future annual premium for the Existing Policy (or any substitute policies) exceeds $168,750, the Surviving Corporation shall be entitled to reduce the amount of coverage of the Existing Policy (or any substitute policies) to the amount of coverage that can be obtained for a premium equal to $168,750.



                                      46.

                   (c) If the Surviving Corporation does not have sufficient capital to comply with its obligations under Section 5.6, Parent shall provide the Surviving Corporation with such capital.

               5.7 POOLING OF INTERESTS. Each of the Company and Parent agrees (and the Company agrees to cause the Acquired Corporations) (a) not to take any action during the PreClosing Period that would adversely affect the ability of Parent to account for the Merger as a "pooling of interests," and (b) to use all reasonable efforts to attempt to ensure that none of its "affiliates" (as that term is used in Rule 145 under the Securities Act) takes any action that could adversely affect the ability of Parent to account for the Merger as a "pooling of interests." The Company agrees to provide to PricewaterhouseCoopers LLP and Arthur Andersen LLP such letters as shall be reasonably requested by PricewaterhouseCoopers LLP or Arthur Andersen LLP with respect to the letters referred to in Sections 2.26, 3.8, 6.6(e) and 6.6(f).

               5.8 ADDITIONAL AGREEMENTS.

                   (a) Subject to Section 5.8(b), Parent and the Company shall use all reasonable efforts to take, or cause to be taken, all actions necessary to effectuate the Merger and make effective the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, but subject to Section 5.8(b), each party to this Agreement (i) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement, (ii) shall use all reasonable efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger or any of the other transactions contemplated by this Agreement, and (iii) shall use all reasonable efforts to lift any restraint, injunction or other legal bar to the Merger. The Company shall promptly deliver to Parent a copy of each such filing made, each such notice given and each such Consent obtained by the Company during the Pre-Closing Period.

                   (b) Notwithstanding anything to the contrary contained in this Agreement, Parent shall not have any obligation under this Agreement: (i) to dispose or transfer or cause any of its Subsidiaries to dispose of or transfer any assets, or to commit to cause any of the Acquired Corporations to dispose of any assets; (ii) to discontinue or cause any of its Subsidiaries to discontinue offering any product or service, or to commit to cause any of the Acquired Corporations to discontinue offering any product or service; (iii) to license or otherwise make available, or cause any of its Subsidiaries to license or otherwise make available, to any Person, any technology, software or other Intellectual Property, or to commit to cause any of the Acquired Corporations to license or otherwise make available to any Person any technology, software or other Intellectual Property; (iv) to hold separate or cause any of its Subsidiaries to hold separate any assets or operations (either before or after the Closing Date), or to commit to cause any of the Acquired Corporations to hold separate any assets or operations; or (v) to make or cause any of its Subsidiaries to make any commitment (to any Governmental Body or otherwise) regarding its future operations or the future operations of any of the Acquired Corporations.

               5.9 DISCLOSURE. Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statement with respect to the



                                      47.

Merger or any of the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, the Company shall not, and shall not permit any of its Subsidiaries or any Representative of any of the Acquired Corporations to, make any disclosure regarding the Merger or any of the other transactions contemplated by this Agreement unless (a) Parent shall have approved such disclosure or (b) the Company shall have been advised by its outside legal counsel that such disclosure is required by applicable law.

               5.10 AFFILIATE AGREEMENTS. The Company shall use all reasonable efforts to cause each Person identified in Part 2.20 of the Company Disclosure Schedule and each other Person who is or becomes (or may be deemed to be) an "affiliate" (as that term is used in Rule 145 under the Securities Act) of the Company to execute and deliver to Parent, prior to the date of the mailing of the Prospectus/Proxy Statement to the Company's stockholders, an Affiliate Agreement in the form of Exhibit C.

               5.11 TAX MATTERS. At or prior to the filing of the Form S-4 Registration Statement, the Company and Parent shall execute and deliver to Cooley Godward LLP and to Gray Cary Ware & Freidenrich LLP tax representation letters in customary form. Parent, Merger Sub and the Company shall each confirm to Cooley Godward LLP and to Gray Cary Ware & Freidenrich LLP the accuracy and completeness as of the Effective Time of the tax representation letters delivered pursuant to the immediately preceding sentence. Parent and the Company shall use all reasonable efforts prior to the Effective Time to cause the Merger to qualify as a tax free reorganization under Section 368(a)(1) of the Code. Following delivery of the tax representations letters pursuant to the first sentence of this Section 5.11, each of Parent and the Company shall use its reasonable efforts to cause Cooley Godward LLP and Gray Cary Ware & Freidenrich LLP, respectively, to deliver to it a tax opinion satisfying the requirements of
Item 601 of Regulation S-K promulgated under the Securities Act. In rendering such opinions, each of such counsel shall be entitled to rely on the tax representation letters referred to in this Section 5.11. The parties hereto shall report the Merger as a reorganization within the meaning of Section 368(a) of the Code, and neither Parent, Merger Sub nor the Company shall take any action prior to or following the Closing that would reasonably be expected to cause the Merger to fail to qualify as a reorganization.

               5.12 LETTER OF THE COMPANY'S ACCOUNTANTS. The Company shall use all reasonable efforts to cause to be delivered to Parent and the Company a "comfort" letter prepared by Arthur Andersen LLP in accordance with Statement of Auditing Standards No. 72 "Letters For Underwriters and Certain Other Requesting Parties," subject to receipt by Arthur Andersen LLP of a customary representation letter from Parent, dated no more than two business days before the date on which the Form S-4 Registration Statement becomes effective (and reasonably satisfactory in form and substance to Parent and the Company), that is customary in scope and substance for "comfort" letters delivered by independent public accountants in connection with registration statements similar to the Form S-4 Registration Statement.

               5.13 LISTING. Parent shall use reasonable efforts to cause the shares of Parent Common Stock being issued in the Merger to be approved for listing as of the Effective Time (subject to notice of issuance) on the Nasdaq National Market.



                                      48.

               5.14 RESIGNATION OF OFFICERS AND DIRECTORS. The Company shall use all reasonable efforts to obtain and deliver to Parent on or prior to the Closing the resignation of each officer and director from positions as an officer and director of each of the Acquired Corporations (it being understood that such resignations shall not constitute a voluntary or an "Involuntary Termination" under the Change of Control Agreements and shall not effect in any manner any rights of any officer of the Company or any of the Company's obligations under the Change of Control Agreements).

               5.15 TERMINATION OF 401(k) PLAN. To the extent requested by Parent, the Company shall ensure that its 401(k) Savings and Retirement Plan shall be terminated immediately prior to the Effective Time.

        SECTION 6. CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB

        The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

               6.1 ACCURACY OF REPRESENTATIONS.

                   (a) The representations and warranties of the Company contained in this Agreement shall have been accurate in all respects as of the date of this Agreement, except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and are not reasonably expected to result in, a Material Adverse Effect on the Acquired Corporations (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) all "Material Adverse Effect" qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded, and (ii) any update of or modification to the Company Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded).

                   (b) The representations and warranties of the Company contained in this Agreement (except that any representation or warranty that specifically refers to "the date of this Agreement," "the date hereof" or any other date other than the Closing Date speaks as of such date) shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date, except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and are not reasonably expected to result in, a Material Adverse Effect on the Acquired Corporations (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) all "Material Adverse Effect" qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded and (ii) any update of or modification to the Company Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded).

               6.2 PERFORMANCE OF COVENANTS. Each covenant or obligation that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.



                                      49.

               6.3 EFFECTIVENESS OF REGISTRATION STATEMENT. The Form S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued by the SEC with respect to the Form S-4 Registration Statement.

               6.4 STOCKHOLDER APPROVAL; APPRAISAL RIGHTS. This Agreement shall have been duly adopted and approved, and the Merger shall have been duly approved, by the Required Company Stockholder Vote, and the aggregate of all "Appraisal Shares" and shares of Company Preferred Stock that have not been converted into Company Common Stock prior to the Effective Time or been exchanged for Parent Common Stock at the Effective Time in accordance with
Section 1.8(a)(i) shall represent on conversion of such shares into Company Common Stock no more than 7% of the number of shares of Company Common Stock outstanding immediately prior to the Effective Time.

               6.5 CONSENTS. All Consents required to be obtained in connection with the Merger and the other transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect, except where the failure to obtain such Consents would not reasonably be expected to have a Material Adverse Effect on the Acquired Corporations.

               6.6 AGREEMENTS AND DOCUMENTS. Parent and the Company shall have received the following agreements and documents, each of which shall be in full force and effect:

                (a) Affiliate Agreements in the form of Exhibit C, executed by each Person who could reasonably be deemed to be an "affiliate" of the Company (as that term is used in Rule 145 under the Securities Act);

                (b) Noncompetition Agreements in the form of Exhibit D, executed by Jonathan J. Golovin and Laurence R. Hootnick;

                (c) Releases in the form of Exhibit E, executed by Jonathan J. Golovin, Laurence R. Hootnick, Michael Field, Clifton Wong, Frank Kaplan and Richard Danielson;

                (d) a letter from Arthur Andersen LLP, dated as of the Closing Date and addressed to Parent and the Company, reasonably satisfactory in form and substance to Parent, updating the "comfort" letter referred to in Section 5.12;

                (e) a letter from Arthur Andersen LLP, dated as of the Closing Date and addressed to the Company, reasonably satisfactory in form and substance to Parent and PricewaterhouseCoopers LLP, to the effect that, after reasonable investigation, Arthur Andersen LLP is not aware of any fact concerning the Acquired Corporations or any of the stockholders or affiliates of the Acquired Corporations that could preclude the Company from being a "poolable entity" in accordance with generally accepted accounting principles, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC;

                (f) a letter from PricewaterhouseCoopers LLP, dated as of the Closing Date and addressed to Parent, reasonably satisfactory in form and substance to Parent, to



                                      50.

        the effect that PricewaterhouseCoopers LLP concurs with Parent's management's conclusion that the Merger may be accounted for as a "pooling of interests" in accordance with generally accepted accounting principles, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC;

                (g) a legal opinion of Cooley Godward LLP dated as of the Closing Date and addressed to Parent, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code (it being understood that, in rendering such opinion, Cooley Godward LLP may rely upon the tax representation letters referred to in
        Section 5.11);

                (h) a certificate executed on behalf of the Company by its Chief Executive Officer confirming that the conditions set forth in Sections 6.1, 6.2, 6.4, 6.5, 6.7, 6.10, 6.11 and 6.12 have been duly satisfied;
        and

                (i) the written resignations of all officers and directors from positions as an officer and director of each of the Acquired Corporations effective as of the Effective Time (it being understood that such resignations shall not constitute a voluntary or an "Involuntary Termination" under the Change of Control Agreements and shall not effect in any manner any rights of any officer of the Company or any of the Company's obligations under the Change of Control Agreements).

               6.7 NO MATERIAL ADVERSE CHANGE. There shall have been no material adverse change in the business, condition, assets, liabilities, operations or results of operations of the Acquired Corporations since the date of this Agreement (it being understood that none of the following shall be deemed, in and of itself, to constitute a material adverse change in the business, condition, assets, liabilities, operations or results of operations of the Acquired Corporations since the date of this Agreement: (a) a change in the market price or trading volume of the Company Common Stock, (b) a failure by the Company to meet any published securities analyst estimates of revenue or earnings for any period ending or for which earnings are released on or after the date of this Agreement and prior to the Closing, (c) a failure to report earnings results in any quarter ending on or after the date of this Agreement consistent with the Company's historical earnings results for its Semiconductor and Electronics business unit in any quarter during fiscal 1997 or 1998, (d) a change that results from conditions affecting the U.S. economy or the world economy, (e) a change that results from conditions affecting the semiconductor industry or the semiconductor equipment industry so long as such conditions do not affect the Company in a disproportionate manner as compared with companies of a similar size, (f) a delay in customer orders arising primarily out of or resulting primarily from the announcement of the transactions contemplated by this Agreement; and (g) a change that results from the taking of any action required by this Agreement).

               6.8 HSR ACT; GERMAN ANTICOMPETITION LAW. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and the waiting period applicable to the consummation of the Merger under the GWB shall have expired or been terminated.



                                      51.

               6.9 LISTING. The shares of Parent Common Stock to be issued in the Merger shall have been approved for listing (subject to notice of issuance) on the Nasdaq National Market.

               6.10 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

               6.11 NO GOVERNMENTAL LITIGATION. There shall not be pending or threatened any Legal Proceeding in which a Governmental Body is or is threatened to become a party or is otherwise involved, and neither Parent nor the Company shall have received any communication from any Governmental Body in which such Governmental Body indicates the probability of commencing any Legal Proceeding or taking any other action: (a) challenging or seeking to restrain or prohibit the consummation of the Merger; (b) relating to the Merger and seeking to obtain from Parent or any of its Subsidiaries, or any of the Acquired Corporations, any damages or other relief that would be material to Parent; (c) seeking to prohibit or limit in any material respect Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of any of the Acquired Corporations; or (d) which would materially and adversely affect the right of Parent or any of the Acquired Corporations to own the assets or operate the business of the Acquired Corporations.

               6.12 NO OTHER LITIGATION. There shall not be pending any Legal Proceeding in which there is a reasonable likelihood of an outcome that would have a Material Adverse Effect on the Acquired Corporations or a Material Adverse Effect on Parent: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement; (b) relating to the Merger and seeking to obtain from Parent or any of its Subsidiaries, or any of the Acquired Corporations, any damages or other relief that would be material to Parent; (c) seeking to prohibit or limit in any material respect Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of any of the Acquired Corporations; or (d) which would affect adversely the right of Parent or any of the Acquired Corporations to own the assets or operate the business of the Acquired Corporations.

        SECTION 7. CONDITIONS PRECEDENT TO OBLIGATION OF THE COMPANY

        The obligation of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions:

               7.1 ACCURACY OF REPRESENTATIONS.

                   (a) The representations and warranties of Parent and Merger Sub contained in this Agreement shall have been accurate in all respects as of the date of this Agreement, except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do



                                      52.

not constitute, and are not reasonably expected to result in, a Material Adverse Effect on Parent (it being understood that, for purposes of determining the accuracy of such representations and warranties, all "Material Adverse Effect" qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded).

                   (b) The representations and warranties of Parent and Merger Sub contained in this Agreement (except that any representation or warranty that specifically refers to "the date of this Agreement," "the date hereof" or any other date other than the Closing Date speaks as of such date) shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date, except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and are not reasonably expected to result in, a Material Adverse Effect on Parent (it being understood that, for purposes of determining the accuracy of such representations and warranties, all "Material Adverse Effect" qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded).

               7.2 PERFORMANCE OF COVENANTS. All of the covenants and obligations that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

               7.3 EFFECTIVENESS OF REGISTRATION STATEMENT. The Form S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued by the SEC with respect to the Form S-4 Registration Statement.

               7.4 STOCKHOLDER APPROVAL. This Agreement shall have been duly adopted and approved, and the Merger shall have been duly approved, by the Required Company Stockholder Vote.

               7.5 DOCUMENTS. The Company shall have received the following documents:

                (a) a legal opinion of Gray Cary Ware & Freidenrich LLP, dated as of the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code (it being understood that, in rendering such opinion, Gray Cary Ware & Freidenrich LLP may rely upon the tax representation letters referred to in Section 5.11); and

                (b) a certificate executed on behalf of Parent by an executive officer of Parent, confirming that conditions set forth in Sections 7.1 and 7.2 have been duly satisfied.

               7.6 HSR ACT; GERMAN ANTICOMPETITION LAW. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and the waiting period applicable to the consummation of the Merger under the GWB shall have expired or been terminated.



                                      53.

               7.7 LISTING. The shares of Parent Common Stock to be issued in the Merger shall have been approved for listing (subject to notice of issuance) on the Nasdaq National Market.

               7.8 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger by the Company shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger by the Company illegal.

        SECTION 8. TERMINATION

               8.1 TERMINATION. This Agreement may be terminated prior to the Effective Time (whether before or after approval of the Merger by the Required Company Stockholder Vote):

                (a) by mutual written consent of Parent and the Company;

                (b) by either Parent or the Company if the Merger shall not have been consummated by March 31, 1999 (unless the failure to consummate the Merger is attributable to a failure on the part of the party seeking to terminate this Agreement to perform any material obligation required to be performed by such party at or prior to the Effective Time);

                (c) by either Parent or the Company if a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

                (d) by either Parent or the Company if (i) the Company Stockholders' Meeting shall have been held and (ii) this Agreement and the Merger shall not have been approved at such meeting by the Required Company Stockholder Vote; provided, however, that the Company shall not be permitted to terminate this Agreement pursuant to this Section 8.1(d) unless the Company shall have paid to Parent any fee required to be paid to Parent pursuant to Section 8.3(b);

                (e) by Parent (at any time prior to the adoption and approval of this Agreement and the Merger by the Required Company Stockholder Vote) if a Triggering Event shall have occurred;

                (f) by Parent if any of the Company's representations and warranties contained in this Agreement shall have been materially inaccurate as of the date of this Agreement or shall have become materially inaccurate as of any subsequent date (as if made on such subsequent date), or if any of the Company's covenants contained in this Agreement shall have been breached in any material respect; provided, however, that Parent may not terminate this Agreement under this Section 8.1(f) (i) on account of an inaccuracy in the Company's representations and warranties that is curable by the



                                      54.

        Company or on account of a breach of a covenant by the Company that is curable by the Company unless the Company fails to cure such inaccuracy or breach within 30 days after receiving written notice from Parent of such inaccuracy or breach; or (ii) if such inaccuracy or breach (considered in the aggregate with all other inaccuracies or breaches) would not result in a failure of the conditions set forth in Section 6.1 hereof); or

                (g) by the Company if any of Parent's representations and warranties contained in this Agreement shall have been materially inaccurate as of the date of this Agreement or shall have become materially inaccurate as of any subsequent date (as if made on such subsequent date), or if any of Parent's covenants contained in this Agreement shall have been breached in any material respect; provided, however, that the Company may not terminate this Agreement under this Section 8.1(g) (i) on account of an inaccuracy in Parent's representations and warranties that is curable by Parent or on account of a breach of a covenant by Parent that is curable by Parent unless Parent fails to cure such inaccuracy or breach within 30 days after receiving written notice from the Company of such inaccuracy or breach; or (ii) if such inaccuracy or breach (considered in the aggregate with all other inaccuracies or breaches) would not result in a failure of the conditions set forth in Section 7.1 hereof).

                8.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect (and, except as provided in this Section 8.2, there shall be no liability or obligation hereunder on the part of any of the parties hereto or their respective officers, directors, stockholders or Affiliates); provided, however, that (i) this Section 8.2, Section 8.3 and Section 9 shall survive the termination of this Agreement and shall remain in full force and effect, and
(ii) the termination of this Agreement shall not relieve any party from any liability for any willful breach of any representation, warranty or covenant contained in this Agreement.

                8.3 EXPENSES; TERMINATION FEES.

                (a) Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that Parent and the Company shall share equally all fees and expenses, other than attorneys' and accounting fees and expenses, incurred in connection with (i) the filing, printing and mailing of the Form S-4 Registration Statement and the Prospectus/Proxy Statement and any amendments or supplements thereto and (ii) the filing of the premerger notification and report forms relating to the Merger under the HSR Act.

                (b) If (i) this Agreement is terminated by Parent or the Company pursuant to Section 8.1(d) and at or prior to the time of such termination an Acquisition Proposal shall have been disclosed, announced, commenced, submitted or made (and shall not have been publicly, absolutely and unconditionally withdrawn and abandoned), or (ii) this Agreement is terminated by Parent pursuant to Section 8.1(e), then, in either such case, the Company shall pay to Parent, in cash at the time specified in the next sentence, a nonrefundable fee in the amount of $1,000,000 (the "Initial Termination Fee"). In the case of termination of this Agreement by the Company pursuant to Section 8.1(d), the fee referred to in the preceding sentence shall be paid by the Company prior to such termination, and in the case of termination of this Agreement by



                                      55.

Parent pursuant to Section 8.1(d) or Section 8.1(e), the fee referred to in the preceding sentence shall be paid by the Company within two business days after such termination. If, within 360 days after the payment of the Initial Termination Fee, an Acquisition Transaction (other than with Parent or one of Parent's Affiliates) is consummated, or the Company enters into a definitive agreement with respect to an Acquisition Transaction (other than with Parent or one of Parent's Affiliates), the Company shall pay to Parent in cash an additional nonrefundable fee of $1,000,000, such payment to be made at or prior to the consummation of such Acquisition Transaction or the entering into of such definitive agreement, whichever is earlier.

                   (c) In no event shall the Company be required to pay any termination fee to Parent pursuant to Section 8.3(b) if (i) prior to the applicable termination of this Agreement, Parent was in material breach of its obligations under this Agreement; (ii) prior to the applicable termination of this Agreement (and promptly, and in any event, no more than two business days, after the Company discovers any such material breach), the Company shall have advised Parent in writing that Parent is in material breach of its obligations under this Agreement; and (iii) prior to the applicable termination of this Agreement, Parent shall not have substantially cured such material breach.

        SECTION 9. MISCELLANEOUS PROVISIONS

               9.1 AMENDMENT. This Agreement may be amended with the approval of the respective boards of directors of the Company and Parent at any time (whether before or after the adoption and approval of this Agreement and the approval of the Merger by the stockholders of the Company); provided, however, that after any such adoption and approval of this Agreement and approval of the Merger by the Company's stockholders, no amendment shall be made which by law requires further approval of the stockholders of the Company without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

               9.2 WAIVER.

                   (a) No failure on the part of either party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of either party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

                   (b) Neither party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

               9.3 NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Merger.



                                      56.

               9.4 ENTIRE AGREEMENT; COUNTERPARTS. This Agreement and the other agreements referred to herein constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument

               9.5 APPLICABLE LAW; JURISDICTION. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In any action between the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement: (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in the State of California; (b) if any such action is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in the Northern District of California; (c) each of the parties irrevocably waives the right to trial by jury; and (d) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 9.9.

               9.6 DISCLOSURE SCHEDULE. The Company Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered sections contained in Section 2, and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify only the particular representation or warranty set forth in the corresponding numbered or lettered section in Section 2, and shall not be deemed to relate to or to qualify any other representation or warranty.

               9.7 ATTORNEYS' FEES. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

               9.8 ASSIGNABILITY. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the Company's rights hereunder may be assigned by the Company without the prior written consent of Parent, and any attempted assignment of this Agreement or any of such rights by the Company without such consent shall be void and of no effect. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

               9.9 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (a) upon receipt when delivered by hand, or (b) two business days after sent by registered mail or by courier or express delivery service, or by facsimile, provided that in each case the notice or other communication is sent to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile



                                      57.

telephone number as such party shall have specified in a written notice given to the other parties hereto):

               if to Parent:

                      Applied Materials, Inc.
                      3050 Bowers
                      Santa Clara, CA  95054
                      Attention:  Joseph J. Sweeney
                      Mail Stop: 2061
                      Facsimile: (408) 563-4635

                      Attention:  Alexander Meyer
                      Mail Stop: 1954
                      Facsimile: (408) 986-7260


               if to Merger Sub:

                      c/o Applied Materials, Inc.
                      3050 Bowers
                      Santa Clara, CA  95054
                      Attention:  Joseph J. Sweeney
                      Mail Stop: 2061
                      Facsimile: (408) 563-4635

                      Attention:  Alexander Meyer
                      Mail Stop: 1954
                      Facsimile: (408) 986-7260

               if to the Company:

                      Consilium, Inc.
                      485 Clyde Avenue
                      Mountain view, CA  94043
                      Attention:
                      Facsimile:

               9.10 COOPERATION. The Company and Parent agree to cooperate fully with each other and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by the other to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purposes of this Agreement.

               9.11 CONSTRUCTION.

                    (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the



                                      58.

feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

                   (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

                   (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

                   (d) Except as otherwise indicated, all references in this Agreement to "Sections," "Exhibits" and "Schedules" are intended to refer to Sections of this Agreement and Exhibits or Schedules to this Agreement.

                   (e) The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.



                                      59.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.



                                        APPLIED MATERIALS, INC.



                                        By:_____________________________________



                                        PENNSYLVANIA ACQUISITION SUB, INC.



                                        By:_____________________________________



                                        CONSILIUM, INC.



                                        By:_____________________________________



                                      60.

                                    EXHIBIT A

                               CERTAIN DEFINITIONS

        For purposes of the Agreement (including this Exhibit A):

        ACQUIRED CORPORATION CONTRACT. "Acquired Corporation Contract" shall mean any Contract: (a) to which any of the Acquired Corporations is a party; (b) by which any of the Acquired Corporations or any asset of any of the Acquired Corporations is or may become bound or under which any of the Acquired Corporations has, or may become subject to, any obligation; or (c) under which any of the Acquired Corporations has or may acquire any right or interest.

        ACQUIRED CORPORATION SOURCE CODE. "Acquired Corporation Source Code" shall mean any source code, or any portion, aspect or segment of any source code, relating to any Intellectual Property owned by or licensed to any of the Acquired Corporations or otherwise used by any of the Acquired Corporations.

        ACQUISITION PROPOSAL. "Acquisition Proposal" shall mean any offer, proposal or inquiry (other than an offer or proposal by Parent) contemplating or otherwise relating to any Acquisition Transaction.

        ACQUISITION TRANSACTION. "Acquisition Transaction" shall mean any transaction or series of transactions involving:

                (a) any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction (i) in which any of the Acquired Corporations is a constituent company, (ii) in which a Person or "group" (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires the Company or more than 40% of the Company's business or directly or indirectly acquires beneficial or record ownership of securities representing, or exchangeable for or convertible into, more than 40% of the outstanding securities of any class of voting securities of any of the Acquired Corporations, or (iii) in which any of the Acquired Corporations issues securities representing more than 40% of the outstanding securities of any class of voting securities of the Company;

                (b) any sale, lease, exchange, transfer, license, acquisition or disposition of more than 40% of the assets of the Company; or

                (c) any liquidation or dissolution of the Company.

        AGREEMENT. "Agreement" shall mean the Agreement and Plan of Merger and Reorganization to which this Exhibit A is attached, as it may be amended from time to time.

        COMPANY COMMON STOCK. "Company Common Stock" shall mean the Common Stock, $0.01 par value per share, of the Company.



                                       1.

        COMPANY DISCLOSURE SCHEDULE. "Company Disclosure Schedule" shall mean the Company Disclosure Schedule that has been prepared by the Company in accordance with the requirements of Section 9.6 of the Agreement and that has been delivered by the Company to Parent on the date of the Agreement and signed by the President of the Company.

        COMPANY WARRANTS. "Company Warrants" shall mean those certain warrants to purchase 70,000 shares of Company Common Stock held by Imperial Bancorp and those certain warrants to purchase 75,000 shares of Company Common Stock held by each of Evelyn Hilton and Thomas Camarda.

        CONSENT. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

        CONTRACT. "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

        ENCUMBRANCE. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

        ENTITY. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

        EXCHANGE ACT. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        FORM S-4 REGISTRATION STATEMENT. "Form S-4 Registration Statement" shall mean the registration statement on Form S-4 to be filed with the SEC by Parent in connection with issuance of Parent Common Stock in the Merger, as said registration statement may be amended prior to the time it is declared effective by the SEC.

        GOVERNMENTAL AUTHORIZATION. "Governmental Authorization" shall mean any:
(a) permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

        GOVERNMENTAL BODY. "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or



                                       2.

quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal).

        HSR ACT. "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

        GWB. "GWB" shall mean the following act enacted by the Republic of
Germany: Act Against Restraints on Competition of 1958 (Gesetz gegen Wettbewerbsbeschrankungen).

        KNOWLEDGE. The Company shall be deemed to have "Knowledge" of a particular fact or other matter if any of the following individuals is actually aware of such fact or other matter: Jonathan J. Golovin, Laurence R. Hootnick, Michael J. Field, Clifton Wong, Frank Kaplan, Richard Danielson, Cecilia Ma, Deborah Petillo or Shantha Mohan.

        LEGAL PROCEEDING. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

        LEGAL REQUIREMENT. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of the Nasdaq National Market).

        MATERIAL ADVERSE EFFECT. An event, violation, inaccuracy, circumstance or other matter will be deemed to have a "Material Adverse Effect" on the Acquired Corporations if such event, violation, inaccuracy, circumstance or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) would have a material adverse effect on (i) the business, condition, assets, liabilities, operations or results of operations of the Acquired Corporations taken as a whole; provided, however, that none of the following shall be deemed, in and of itself, to have a Material Adverse Effect on the Acquired Corporations for purposes of Section 6.1(b): (A) a change in the market price or trading volume of the Company Common Stock, (B) a failure by the Company to meet any published securities analyst estimates of revenue or earnings for any period ending or for which earnings are released on or after the date of this Agreement and prior to the Closing, (C) a failure to report earnings results in any quarter ending on or after the date of this Agreement consistent with the Company's historical earnings results for its Semiconductor and Electronics business unit in any quarter during fiscal 1997 or 1998, (D) an event, violation, inaccuracy, circumstance or other matter that results from conditions affecting the U.S. economy or the world economy, (E) an event, violation, inaccuracy, circumstance or other matter that results from conditions affecting the semiconductor industry or the semiconductor equipment industry so long as such conditions do not affect the Company in a disproportionate manner as compared with companies of a similar size, (F) a delay in customer



                                       3.

orders arising primarily out of or resulting primarily from the announcement of the transactions contemplated by this Agreement; and (G) an event, violation, inaccuracy, circumstance or other matter that results from the taking of any action required by this Agreement), (ii) the ability of the Company to consummate the Merger or any of the other transactions contemplated by the Agreement or to perform any of its material obligations under the Agreement, or
(iii) Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation. An event, violation, inaccuracy, circumstance or other matter will be deemed to have a "Material Adverse Effect" on Parent if such event, violation, inaccuracy, circumstance or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) would have a material adverse effect on the business, condition, assets, liabilities, operations or results of operations of Parent and its Subsidiaries taken as a whole; provided, however, that none of the following shall be deemed, in and of itself, to have a Material Adverse Effect on Parent for purposes of Section 7.1(b): (A) an event, violation, inaccuracy, circumstance or other matter that results from conditions affecting the U.S. economy or the world economy, (B) an event, violation, inaccuracy, circumstance or other matter that results from the semiconductor industry or the semiconductor equipment industry conditions that do not affect Parent in a disproportionate manner as compared with companies of a similar size, and (C) an event, violation, inaccuracy, circumstance or other matter that results from the taking of any action required by this Agreement.

        PARENT AVERAGE STOCK PRICE. "Parent Average Stock Price" shall mean the average of the closing sales price of a share of Parent Common Stock as reported on the Nasdaq National Market for each of the twenty consecutive trading days ending on and including the second trading day immediately preceding the date on which a final vote of the stockholders of the Company on the adoption and approval of this Agreement and the approval of the Merger shall have been held.

        PARENT COMMON STOCK. "Parent Common Stock" shall mean the Common Stock, $.01 par value per share, of Parent.

        PERSON. "Person" shall mean any individual, Entity or Governmental Body.

        PLACEMENT AGENT WARRANTS. "Placement Agent Warrants" shall mean those certain warrants to purchase 75,000 shares of Company Common Stock held by each of Evelyn Hilton and Thomas Camarda.

        PROSPECTUS/PROXY STATEMENT. "Prospectus/Proxy Statement" shall mean the proxy statement to be sent to the Company's stockholders in connection with the Company Stockholders' Meeting.

        REPRESENTATIVES. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

        SEC. "SEC" shall mean the United States Securities and Exchange Commission.



                                       4.

        SECURITIES ACT. "Securities Act" shall mean the Securities Act of 1933, as amended.

        SUBSIDIARY. An entity shall be deemed to be a "Subsidiary" of another Person if such Person directly or indirectly owns, beneficially or of record,
(a) an amount of voting securities of other interests in such Entity that is sufficient to enable such Person to elect at leased a majority of the members of such Entity's board of directors or other governing body, or (b) at least 50% of the outstanding equity or financial interests or such Entity.

        SUPERIOR OFFER. "Superior Offer" shall mean an unsolicited, bona fide written offer made by a third party to purchase (by means of a merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction) more than 50% of the outstanding shares of Company Common Stock, which the board of directors of the Company determines, in good faith, based on the written advice of its financial advisor, has terms more favorable to the Company's stockholders than the terms of the Merger; provided, however, that any such offer shall not be deemed to be a "Superior Offer" unless any financing required to consummate the transaction contemplated by such offer is either (i) in the possession of such third party at the time such offer is made, or (ii) committed and likely to be obtained by such third party on a timely basis.

        TAX. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, estimated tax, unemployment tax, national health insurance tax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

        TAX RETURN. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

        TRIGGERING EVENT. A "Triggering Event" shall be deemed to have occurred if: (i) the board of directors of the Company shall have failed to recommend, or shall for any reason have withdrawn or shall have amended or modified in a manner adverse to Parent its unanimous recommendation in favor of, the adoption and approval of the Agreement or the approval of the Merger; (ii) the Company shall have failed to include in the Prospectus/Proxy Statement the unanimous recommendation of the board of directors of the Company in favor of the adoption and approval of the Agreement and the approval of the Merger; (iii) the board of directors of the Company fails to reaffirm its unanimous recommendation in favor of the adoption and approval of the Agreement and the approval of the Merger within ten business days after Parent requests in writing that such recommendation be reaffirmed; (iv) the board of directors of the Company shall have approved, endorsed or recommended any Acquisition Proposal; (v) the Company shall have entered into any letter of intent or similar document or any Contract relating to any Acquisition Proposal; (vi) the Company shall have failed to hold the Company Stockholders'



                                       5.

Meeting as promptly as practicable and in any event within 60 days after the Form S-4 Registration Statement is declared effective under the Securities Act;
(vii) a tender or exchange offer relating to securities of the Company shall have been commenced and the Company shall not have sent to its securityholders, within ten business days after the commencement of such tender or exchange offer, a statement disclosing that the Company recommends rejection of such tender or exchange offer; (viii) an Acquisition Proposal is publicly announced, and the Company (A) fails to issue a press release announcing its opposition to such Acquisition Proposal within ten business days after such Acquisition Proposal is announced or (B) otherwise fails to actively oppose such Acquisition Proposal within ten business days after such Acquisition Proposal is announced; or (ix) the Company breaches any of its obligations under Section 4.3 of the Agreement.

        UNAUDITED INTERIM BALANCE SHEET. "Unaudited Interim Balance Sheet" shall mean the unaudited consolidated balance sheet of the Company and its subsidiaries as of July 31, 1998 as filed by the Company in its Quarterly Report on Form 10-Q filed with the SEC on September 14, 1998.



                                       6.

                                    EXHIBITS



Exhibit A    -    Certain Definitions

Exhibit B    -    Form of Certificate of Incorporation of Surviving Corporation

Exhibit C    -    Form of Affiliate Agreement

Exhibit D    -    Form of Noncompetition Agreement

Exhibit E    -    Form of Release Agreement



                                       1.